UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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CYTOCORE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held July 17, 2008
PROXY STATEMENT
VOTING PROCEDURES AND QUORUM
ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ADDITIONAL INFORMATION

CYTOCORE, INC.
414 North Orleans Street
Suite 510
Chicago, Illinois 60610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 17, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CytoCore, Inc., a Delaware corporation (the “Company”), will be held at the Holiday Inn Chicago Mart Plaza located at 350 West Mart Center Drive, Chicago, Illinois 60654 on Thursday, July 17, 2008 at 10:00 a.m., local time, for the purpose of:

1. electing seven directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified; and

2. to transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors knows of no other business to be transacted at the meeting.

The Board of Directors has fixed the close of business on Friday, May 30, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.

A copy of the Company’s Annual Report on Form 10-KSB (as amended) for the year ended December 31, 2007, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the attached Proxy Statement.

By Order of the Board of Directors

Robert F. McCullough, Jr.
Chief Executive Officer, Chief Financial Officer and Director

June 6, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

CYTOCORE, INC.
414 North Orleans Street
Suite 510
Chicago, Illinois 60610

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on July 17, 2008

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CytoCore, Inc. (“CytoCore” or the “Company”) for use at the Company’s 2008 Annual Meeting of Stockholders to be held on Thursday, July 17, 2008 at 10:00 a.m., local time, at the Holiday Inn Chicago Mart Plaza located at 350 West Mart Center Drive, Chicago, Illinois 60654 and at any adjournments thereof (the “Meeting”).

The Notice of Meeting, this Proxy Statement, the form of proxy and the Company’s Annual Report on Form 10-KSB (as amended) for the fiscal year ended December 31, 2007 are first being mailed to stockholders on or about June 17, 2008.

VOTING PROCEDURES AND QUORUM

The Board of Directors has fixed the close of business on Friday, May 30, 2008 (the “Record Date”) as the record date to determine stockholders entitled to receive notice of and to vote at the Meeting. Only holders of the Company’s common stock, $.001 par value (the “Common Stock”), and the Company’s Series E Convertible Preferred Stock, $.001 par value (the “Series E Stock”), shall be entitled to vote at the Meeting. The Company had 40,933,717 shares of its Common Stock and 19,227 shares of its Series E Stock outstanding as of the close of business on the Record Date. Each holder of Common Stock is entitled to one vote per share of Common Stock on each of the matters to be voted upon at the Meeting. Each holder of Series E Stock is entitled to vote on any matter on which the holders of Common Stock are entitled to vote, and to notice of the Meeting. When voting with the holders of Common Stock as a single class, each holder of Series E Stock is entitled to one vote for each share of Common Stock into which such holder’s Series E Stock is convertible on the Record Date, calculated to the nearest whole share. As of the Record Date, the Series E Stock outstanding was convertible into 84,235 shares of Common Stock.

If the accompanying proxy is properly completed, signed and returned prior to the Meeting, such shares will be voted in accordance with the instructions on the proxy or, in the absence of instructions, they will be voted in favor of the proposal as set forth in the accompanying Notice of Meeting and described herein.

A stockholder may revoke a proxy at any time prior to exercise at the Meeting by (1) signing and delivering to the Company a later-dated proxy, (2) delivering written notice of revocation to the Company, or (3) attending the Meeting and voting in person. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

In the event any nominee for election as a director is unable or unavailable to serve as a director when the election occurs, the persons named as proxies in the accompanying form of proxy may vote for a substitute nominee. The Company expects all nominees to be available and knows of no matters to be brought before the Meeting other than as described in this Proxy Statement. If, however, any other matters properly come before the Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person voting such proxies.

The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock and Series E Stock outstanding on the Record Date and entitled to vote shall constitute a quorum. If a quorum is not present, the chairman of the Meeting or the holders of a majority of the shares entitled to vote who are present in person or represented by proxy at the Meeting have the power to adjourn the Meeting from time to time until a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally scheduled.

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Broker non-votes will also count in determining whether a quorum is present. If a broker indicates on the proxy that it does not have discretionary authority and has not received voting instructions with respect to a particular proposal, those shares will not be considered as present and entitled to vote with respect to that proposal.

The affirmative vote of a plurality of the votes of the shares of Common Stock and Series E Stock, voting together as a single class, present in person or represented by proxy and entitled to vote will be required to elect the nominees to the Company’s Board of Directors. Accordingly, abstentions, broker non-votes and votes withheld for a nominee will not have any effect on the election of a director.

ELECTION OF DIRECTORS

Pursuant to the Company’s Certificate of Incorporation and By-laws, each as amended to date, the Company’s Board of Directors may consist of no fewer than five nor more than seven directors, with the specific number to be authorized by the Board of Directors from time to time in its discretion. The Board of Directors is currently authorized to consist of seven members, although the Board only has six current members. Each director holds office until his or her successor is elected and qualified, and directors need not be stockholders.

Seven directors are to be elected at the Meeting to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. Six of the nominees are current directors of the Company. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If a nominee becomes unable or unavailable to serve as a director at the time of the election, the persons named as proxies in the accompanying proxy may vote the proxy for a substitute nominee. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by the General Corporation Law of the State of Delaware.

The affirmative vote of a plurality of the votes of the shares of Common Stock and Series E Stock, voting together as a single class, present in person or represented by proxy and entitled to vote will be required to elect the directors.

Unless otherwise specified, the persons designated in the proxy will vote the shares covered thereby at the Meeting FOR the nominees set forth below.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ELECTION OF THE NOMINEES.

The Board of Directors and the Nominees; Executive Officers

		Positions and Offices, if any,	Director
Name	Age	Held with the Company	Since

Current Director Nominees
Robert F. McCullough, Jr.	53	Chief Executive Officer, Chief Financial Officer and Director	2005
Daniel J. Burns	46	Chairman of the Board	2007
Clinton H. Severson	60	Director	2006
David J. Weissberg, M.D.	53	Director and Former Chief Executive Officer	2005 *
John H. Abeles, M.D.	63	Director	1999
Alexander M. Milley	55	Director	1989
Other Nominee
Phillip Bradley Hall, M.D.	46	—	—
Executive Officer
Richard A. Domanik, Ph.D.	61	President and Chief Operating Officer	—

*	Year shown represents year first elected as a director; nominee was a director from August 2005 to November 2006 and from May 2008 to present.

Current Director Nominees

Robert F. McCullough, Jr. was elected Chief Financial Officer and director of the Company in September 2005 and Chief Executive Officer of the Company in October 2007. In addition, he currently serves as President and as a Portfolio Manager of Summitcrest Capital, Inc., a money management firm and registered investment adviser, a position he has held since October 2003. From April 1999 to July 2003, Mr. McCullough served as a Portfolio Manager at Presidio Management, a money management firm. Prior thereto, Mr. McCullough served as a manager with the accounting firm of Ernst & Whinney (now Ernst & Young) and also served as a financial analyst, a portfolio manager and a Chief Financial Officer of several private companies. Mr. McCullough has an Masters of Business Administration in finance and is a Certified Public Accountant.

Daniel J. Burns was elected to the Board of Directors in October 2007 and serves as the Chairman of the Board of Directors of the Company. For the past five years, Mr. Burns has been a private investor and business consultant to early-stage medical and technology companies. From July 2003 to July 2004, and again from November 2006 to November 2007, Mr. Burns acted as a consultant to the Company, providing business and financial advisory services. He is also President and sole owner of Future Wave Management, a business services consulting company.

Clinton H. Severson was elected to the Board of Directors in November 2006. Mr. Severson has served as President, Chief Executive Officer and a director of the Board of Directors of Abaxis, Inc., a northern California-based provider of portable technology, tools and services used for medical diagnostics sold to customers and distributors worldwide, since 1996. Prior to his assuming the CEO position of Abaxis, where he was appointed Chairman of the Board in 1998, Mr. Severson served as President and CEO for over seven years at MAST Immunosystems, Inc., a privately-held medical diagnostic company.

David J. Weissberg, M.D. served as Chief Executive Officer and director of the Company from August 2005 to November 2006. He has been employed by David Weissberg P.C. since September 1998, and currently serves as President of Melville Surgery Center. He served as President and Chief Executive Officer of Long Island Physician Holdings from 1994 to 2002, and served on the developmental and managerial boards of MDNY, a physician-owned health maintenance organization located in Long Island, New York, from 1994 to 2002. Dr. Weissberg served as President of a large multi-specialty medical group from 1994 to 1995.

John H. Abeles, M.D. has been a director of the Company since May 1999. Dr. Abeles is President of MedVest, Inc., a venture capital and consulting firm he founded in 1980. He is also General Partner of Northlea Partners, Ltd., a family investment partnership. Dr. Abeles was a senior medical executive at Sterling Drug Company, Pfizer, Inc.

and Revlon Healthcare, Inc. and subsequently was a medical analyst at Kidder, Peabody & Co. Dr. Abeles is a director of a number of companies operating in the medical device and healthcare fields, including public companies I-Flow Corporation, Oryx Technology Corp., DUSA Pharmaceuticals, Inc. and CombiMatrix Corp.

Alexander M. Milley has been a director of the Company (including its predecessors) since 1989. Mr. Milley is currently President, Chief Executive Officer and Chairman of the Board of ELXSI Corp., a publicy-held holding company with subsidiaries operating in the restaurant and environmental inspection equipment industries. Mr. Milley has served as Chairman and CEO of ELXSI since September 1989, and was elected President of that company in August 1990. He is also President and Chairman of the Board of Azimuth Corporation, a holding company with subsidiaries operating in the trade show exhibit, retail environment design, and electrical components and fastener distribution industries. Mr. Milley was Chairman of the Board and Chief Executive Officer of Bell National Corporation, a predecessor of the Company, until December 1998 and was President of Bell National from August 1990 until December 1998. Mr. Milley is the founder, President, sole director and majority stockholder of Milley Management, Inc., a private investment and management-consulting firm. Mr. Milley is also the President and a director of Cadmus Corporation, a private investment and management consulting firm, and a director and executive officer of Winchester National, Inc.

Other Nominee

Phillip Bradley Hall, M.D. is currently the Medical Director of the West Virginia Medical Professionals Health Program, a professional assistance program with which he has been involved since 2005. From 1991 to 2005, he served as the President and operator of Medbrook Medical Associates, Inc., a large ambulatory and primary care facility that employed over 120 employees and included radiological services, a CLIA-certified laboratory and a pharmacy. Dr. Hall received his Bachelor of Science degree (Cum laude) in Chemistry from West Virginia University, and graduated with a degree in Medicine from the West Virginia University School of Medicine. Dr. Hall is the State member of the Federation of Physician Health Programs where he serves this national organization on the Guidelines and Membership Committees and is a member of the American Medical Association, American Academy of Family Physicians, West Virginia State Medical Association (serving on the Legislative Committee) and American Society of Addiction Medicine (serving on Chapters Council and Membership Committee). He is also the founding President of the West Virginia Society of Addiction Medicine.

Executive Officer

Richard A. Domanik, Ph.D. was appointed President of the Company in May 2007 and Chief Operating Officer in October 2007. Since 2001, Dr. Domanik has been the principal at R. Domanik Consulting, Inc., a consulting firm specializing in the development and manufacture of medical and clinical diagnostic devices and instruments and intellectual property management. Between 2002 and 2006, Dr. Domanik served as Director of Technology Development of ZelleRX Corporation, a biotechnology start-up in the field of cellular therapeutics for the treatment of cancer. Dr. Domanik also served as Director of Technology of Xomix, Ltd., a biotechnology consulting company, between 2001 and 2007. From 1999 to 2001, Dr. Domanik was Chief Technology Officer and Vice President-Technology of the Company. He also served as CTO and Vice President of AccuMed International, which the Company acquired in 2001, from 1994 to 1999. Prior to his work with the CytoCore and its subsidiaries, Dr. Domanik worked for over 15 years at Abbott Laboratories where he held several positions, including Laboratory Manager and Senior Systems Engineer.

Director Resignation

Floyd E. Taub, M.D. served as Chief Executive Officer of the Company from July to October 2007, was elected as a director in July 2007, and served on the Medical Advisory Board from October 2006 to May 2008. Dr. Taub resigned from the Board of Directors on May 27, 2008.

Relationships and Interests in Proposals; Involvement in Certain Legal Proceedings

There are no family relationships among any of the directors or executive officers, or any nominee therefor, of CytoCore, and no arrangements or understandings exist between any director, executive officer or nominee and any other person pursuant to which such director, officer or nominee was or is to be selected as a director, executive officer or nominee of the Company.

No director or executive officer, or any nominee therefor or any associate thereof, has any substantial interest, direct or indirect, by security holdings or otherwise, in any proposal or matter to be acted upon at the Meeting (other than the election of directors). Contempo Design, Inc., of which Mr. Milley was both a director and a Vice President, filed a petition under Chapter 11 of the federal Bankruptcy Code in 2004.

Board of Directors and Committee Information

The Board of Directors held four meetings during the fiscal year ended December 31, 2007. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the period for which he served as director and the total number of meetings of all committees on which he served during the period for which he served.

The Board has determined that each of current directors Dr. Abeles, Mr. Milley and Mr. Severson is “independent” as set forth in the listing standards of The Nasdaq Stock Market (“Nasdaq”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board also determined that in the event Dr. Hall is elected, he also would satisfy the definition of “independent director” under all applicable rules and regulations. The Company does not utilize any other definition or criteria for determining the independence of a director or nominee, and no other transactions, relationships, or other arrangements exist to the Board’s knowledge or were considered by the Board, other than as may be discussed herein, in determining any such director’s or nominee’s independence.

The Board of Directors of CytoCore currently has three standing committees — the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Compensation and Nominating and Corporate Governance Committees were recently established by the Board.

Audit Committee

The Audit Committee currently consists of Mr. Milley (Chairman), Dr. Abeles and Mr. Severson, each of whom is independent under applicable independence requirements. The Board of Directors has determined that Mr. Milley also satisfies the definition of “audit committee financial expert” as promulgated by the Securities and Exchange Commission.

The Audit Committee acts pursuant to a written charter, which charter authorizes the committee’s overview of the financial operations and management of the Company, including a required review process for all quarterly, annual, and special filings with the SEC, review of the adequacy and efficacy of the accounting and financial controls of the Company as well as the quality of accounting principles and financial disclosure practices, and communications with the Company’s independent registered public accounting firm and members of financial management. A copy of the Audit Committee’s charter was filed as an appendix to the Company’s definitive proxy statement for its annual stockholders meeting held on June 21, 2007, as filed with the SEC on May 15, 2007. The Audit Committee met four times in 2007.

Compensation Committee

The Board established the Compensation Committee in May 2008, which consists of Mr. Severson (Chairman) and Mr. Milley, each of whom is independent under applicable independence requirements. In the event that Dr. Hall is elected to the Board, he will become an independent member of the Compensation Committee.

Previously, the Board did not have such a committee due to the limited number of persons employed by the Company in prior years and the Company’s inability at various times to provide competitive compensation. Rather, the full Board of Directors (including directors Mr. McCullough, Mr. Burns, Dr. Weissberg and former directors Drs. Taub and Ocana, who are not considered independent) participated in deliberations concerning executive compensation and established the compensation and benefit plans and programs of CytoCore. The Board included discussion of compensation matters during two of its meetings during the 2007 fiscal year.

Pursuant to its charter, the Compensation Committee’s role is to assist the Board with its responsibilities relating to the compensation of the Company’s officers and directors and the development and administration of the Company’s compensation plans. The Compensation Committee has overall responsibility for evaluating and providing recommendations with respect to the compensation plans, policies and benefit programs for the Company, as well as the individual salary and benefits of the chief executive officer and other officers and senior executives of the Company. A copy of the Compensation Committee’s charter, which was adopted in May 2008, is included as Appendix A to this Proxy Statement. For more information on the compensation of directors and officers of the Company, see the “Compensation Discussion and Analysis” and “Compensation” sections below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) currently consists of Mr. Milley and Dr. Weissberg, of which Mr. Milley is independent under applicable independence requirements; Dr. Weissberg, given his previous employment by the Company, is not currently considered independent. The Board determined Dr. Weissberg’s membership on the Nominating Committee was in the best interests of the Company and its stockholders given his experience with the Company. In the event that Dr. Hall is elected to the Board, he will be named Chairman of the Nominating Committee and will also be considered independent.

The goal of the Nominating Committee, which acts pursuant to a written charter adopted in May 2008 included as Appendix B to this Proxy Statement, is to contribute to the effective representation of the Company’s stockholders and play a leadership role in shaping the Company’s corporate governance. The authority and responsibilities of the Nominating Committee include evaluating the appropriate size of the Board, recommending any changes in the structure and composition of members of the Board, considering criteria for Board membership, identifying and evaluating prospective candidates, making recommendations to the Board as to the nominees for directors, and proposing the slate of directors to be elected at each Annual Meeting of the Stockholders. The Nominating Committee will also assist the Board by developing and recommending corporate governance policies and practices applicable to the Company, monitoring compliance with the Company’s Code of Ethics, and handling such other matters as the Board or Nominating Committee deems appropriate.

Until May 2008, the Board of Directors did not have a nominating committee; the full Board (including directors Mr. McCullough, Mr. Burns, Dr. Weissberg and former directors Drs. Taub and Ocana, who are not considered independent) performed such functions. Given the size of the Company and the historic lack of director nominations by stockholders, the Board determined that no such committee was necessary. Similarly, although the Company’s By-laws contain procedures for stockholder nominations, the Board has determined that adoption of a formal policy regarding the consideration of director candidates recommended by stockholders is not required, although the Board did ratify the policies and procedures described below in May 2008. The Board discussed nomination and corporate governance matters during the four meetings it held during the 2007 fiscal year.

A description of the procedures for stockholder nominations and the desired qualifications of candidates, among other nominations matters, follows. These policies and procedures did not change during the 2007 fiscal year.

Stockholder Nominations

The Board will accept for consideration any candidate properly recommended by a stockholder; acceptance of a recommendation for consideration does not imply the Board will nominate the proposed candidate.

Stockholders who wish to nominate qualified candidates to serve as directors of the Company may do so in accordance with the procedures set forth in the Company’s By-laws. The By-laws provide that nominations of persons for election to the Board at a meeting of stockholders may be made (i) by or at the direction of the Board, or (ii) by any stockholder of the Company entitled to vote in the election of directors at the meeting and who complies with certain notice procedures.

Such nominations, other than those made by or at the direction of the Board, must be made pursuant to timely notice in writing to the Secretary of the Company. In order to be considered timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not less than 60 days prior to the first anniversary of the date of the mailing of the notice of the previous year’s annual meeting of stockholders.

However, if no annual meeting of stockholders was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, to be timely a stockholder’s notice must be delivered, or mailed and received, not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following the day on which the date of such meeting has been first “publicly disclosed” by the Company. For purposes of the nomination procedures, “publicly disclosed” or “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by the Company with the SEC.

Any stockholder’s notice must include the following information:

•	as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required under applicable securities laws (including Regulation 14A under the Exchange Act), and such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected; and

•	as to the stockholder giving notice, the name and address, as they appear on the Company’s books, of such stockholder and the class and number of shares of the Company which such stockholder beneficially owns.

At the request of the Board, any person nominated by the Board for election as a director must furnish to the Company’s Secretary the same information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

The Company may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of the nominee to serve as a director, as well as a consent to be interviewed by the Board if the Board chooses to do so in its discretion and a consent to serve as a director if nominated and elected. Submissions received through this process will be forwarded to the Board for review. Only those nominees whose submissions comply with these procedures and who satisfy the qualifications determined by the Board for directors of the Company will be considered.

Qualifications and Candidates

When considering candidates, the Board strives to achieve a balance of knowledge, experience and accomplishment. While there are no set minimum requirements, a candidate should:

•	be intelligent, thoughtful and analytical;

•	possess superior business-related knowledge, skills and experience;

•	reflect the highest integrity, ethics and character, and value such qualities in others;

•	have excelled in both academic and professional settings;

•	demonstrate achievement in his or her chosen field;

•	be free of actual or potential conflicts of interest;

•	be familiar with regulatory and governance matters;

•	have the ability to devote sufficient time to the business and affairs of the Company; and

•	demonstrate the capacity and desire to represent, fairly and equally, the best interests of the Company’s stockholders as a whole.

In addition to the above criteria (which may be modified from time to time), the Board may consider such other factors as it deems in the best interests of the Company and its stockholders and that may enhance the effectiveness and responsiveness of the Board and its committees. Finally, the Board considers a candidate’s independence, financial sophistication and special competencies.

Process

The Board identifies potential candidates through referrals and recommendations, including by incumbent directors, management and stockholders, as well as through business and other organizational networks. The Board may retain and compensate third parties, including executive search firms, to identify or evaluate, or assist in identifying or evaluating, potential director nominees. As for the nominee who is not a current director, Dr. Hall was recommended for consideration by Mr. Burns, the Chairman of the Board of Directors, due to his business and medical experience, his familiarity of the Company and his past investments in the Company.

Current members of the Board with the requisite skills and experience are considered for re-nomination, balancing the value of the member’s continuity of service and familiarity with the Company with that of obtaining a new perspective, and considering each individual’s contributions, performance and level of participation, the current composition of the Board, and the Company’s needs. If any existing member does not want to continue in service or if it is decided not to re-nominate a director, new candidates are identified in accordance with those skills, experience and characteristics deemed necessary for new nominees, and are evaluated based on the qualifications set forth above. In every case, the Board meets (in person or telephonically) to discuss each candidate, and may require personal interviews before final approval.

The Board does not currently, and does not intend in the future, to differentiate between or alter the manner in which it evaluates candidates based on the constituency (including stockholders) that proposed the candidate.

Compensation Committee Interlocks and Insider Participation

During the 2007 fiscal year, the Board of Directors did not have a separately designated Compensation Committee; rather, the entire Board of Directors participated in deliberations concerning executive compensation and the compensation policies and programs of the Company. During the period, the Board of Directors included three individuals who also served as executive officers of the Company — namely Dr. Ocana (former CEO), Dr. Taub (former CEO) and Mr. McCullough (current CEO and CFO) — and there existed relationships between the Company and certain of its directors as described under “Transactions with Related Persons, Promoters and Certain Control Persons” below. All members of the Board made decisions regarding compensation programs and plans, but only the independent directors made decisions regarding the compensation packages for the CEO and CFO of the Company. No interlocking relationships existed during the 2007 fiscal year between any executive officer or member of the Company’s Board of Directors and any member of the board of directors or compensation committee of any other company. No member of the newly established Compensation Committee, which currently is comprised of Mr. Severson and Mr. Milley, is or was formerly an officer or an employee of the Company or its subsidiaries, although Mr. Milley did serve as Chairman of the Board and Chief Executive Officer of Bell National Corporation, a predecessor of the Company, until December 1998 and was President of Bell National from August 1990 until December 1998. Dr. Hall, should he be elected to the Board by stockholders at the Meeting and thereafter join the Compensation Committee, also has not been an officer or employee of the Company or its subsidiaries.

Transactions with Related Persons, Promoters and Certain Control Persons

The following section sets forth information regarding transactions or proposed transactions since January 1, 2007 between the Company and certain related persons. For information on the compensation received by current and former directors and officers of the Company during the 2007 fiscal year, and the beneficial ownership of equity securities of the Company of such individuals, see the “Compensation” and “Security Ownership of Certain Beneficial Owners and Management” sections below.

Daniel J. Burns, Chairman of the Board

The Company has an agreement with Future Wave Management, a consulting company at which Daniel J. Burns, the Chairman of the Board of CytoCore, is President and sole owner. The agreement, effective December 1, 2006, has a term of two years and requires Future Wave to provide business consulting services to the Company.

Future Wave initially received a fee of $10,000 per month, which fee increased to $15,000 per month in April 2007 after certain milestones were met. In 2007, the Company paid Future Wave $175,299 for consulting services and reimbursed expenses, and awarded the company warrants to purchase 25,000 shares of Common Stock at $2.60 per share for the attainment of certain performance goals under the agreement. The agreement also provides for the issuance of up to 125,000 additional warrants upon the achievement of certain performance goals, 100,000 warrants upon the achievement of certain revenue goals and up to 550,000 warrants if the Company is acquired.

Also in 2007, Mr. Burns exercised warrants to purchase an aggregate 418,850 shares of restricted, unregistered Common Stock of the Company. Such warrants were exercised at $1.00 per share, which exercise price was reduced from the original stated exercise price of $1.70 per share, in connection with an offer made by the Company to warrant holders to reduce the exercise price in exchange for an exercise of the warrants for cash. The warrants were originally awarded to Mr. Burns as consideration for consulting services rendered, which services were rendered prior to Mr. Burns becoming an officer or director of the Company. The Company booked $88,735 as an expense in connection with such warrant modification with respect to Mr. Burns. Mr. Burns also was paid directly $77,000 as reimbursement for income taxes incurred on a Common Stock award made in 2006.

During the first quarter of 2008, Mr. Burns participated in a private placement of units of the Company, each unit consisting of two shares of Common Stock and a warrant to purchase one common share. Mr. Burns invested $600,000 and received 300,000 shares and warrants to purchase 150,000 shares of Common Stock.

Richard A. Domanik, M.D., President and Chief Operating Officer

Dr. Domanik is the President and sole owner of R. Domanik Consulting, Inc. During the 2007 fiscal year, the Company made payments to the consulting company amounting to $13,615 for consulting services rendered. Also during 2007, Dr. Domanik exercised warrants to purchase 5,149 shares of Common Stock at an exercise price of $0.10 per share.

Robert F. McCullough, Jr., Chief Executive Officer, Chief Financial Officer and Director

In 2007, Summitcrest Capital LP (“Summitcrest”), of which Mr. McCullough is the President of its general partner, purchased 7,500 shares of Common Stock of the Company in the open market at a price of $2.30 per share. In addition, during 2007 Mr. McCullough and a trust for which Mr. McCullough acts as trustee exercised warrants to purchase an aggregate 50,579 shares of Common Stock. Such warrants were exercised at the reduced exercise price of $1.00 per share (reduced from $2.00 and $2.50 per share) in connection with an offer made by the Company to warrant holders to reduce the exercise price in exchange for an exercise of the warrants for cash. The warrants were originally issued in 2002 and 2004 in connection with the extension of financing to the Company, which occurred prior to Mr. McCullough becoming an officer or director of the Company. The Company booked $43,095 as an expense in connection with such warrant modification with respect to Mr. McCullough and the affiliated trust.

During the first quarter of 2008, Mr. McCullough participated in a private placement of units of the Company, each unit consisting of two shares of Common Stock and a warrant to purchase one common share. Mr. McCullough invested $200,000 and received 100,000 shares and warrants to purchase 50,000 shares of Common Stock.

Also during 2008, Summitcrest purchased an aggregate 32,500 shares of the Company’s Common Stock on the open market at prices ranging from $2.09 to $2.22 per share.

Alexander M. Milley, Director

In 2007, the Company agreed to pay Cadmus Corporation, of which Mr. Milley is President and a director, $45,000 for reimbursement of taxes incurred as a result of an agreement to modify the terms of certain warrants held by Cadmus and Azimuth Corporation, of which Mr. Milley is President and Chairman of the Board of Directors. In July 2003, Azimuth and Cadmus agreed to cancel seven warrants held by Azimuth and one warrant held by Cadmus that entitled the holders to purchase a total of 312,500 shares of Common Stock at various exercise prices. The warrants, issued between December 1999 and August 2001, contained anti-dilution clauses which required CytoCore to increase the number of shares of Common Stock the holders were entitled to purchase under the warrants by approximately 150,000 shares as of the date of the agreement, with commensurate adjustments in individual exercise prices so that gross proceeds to the Company from exercise of the warrants remained the same. These anti-dilution provisions could have required the Company to make additional adjustments in shares and exercise prices in the future based on the Company’s issuance of debt or equity instruments at prices below the adjusted exercise prices of these warrants. In consideration for the parties’ agreement to cancel these warrants, including certain anti-dilution clauses, and the forgiveness of approximately $100,000 owed to Azimuth and Cadmus, CytoCore agreed to issue new five-year warrants entitling the holders to purchase an aggregate 650,000 shares of Common Stock at an exercise price of $3.00 per share. In 2006, the parties again agreed to amend the warrants, reducing the number of shares that could be purchased upon exercise to an aggregate 350,000 shares and reducing the exercise price to $1.00 per share. These warrants expire in July 2008.

Floyd E. Taub, M.D., Former Director and Former Chief Executive Officer

In December 2006, the Company entered into a consulting agreement with FindCure.org. Inc., a non-profit organization at which Dr. Floyd Taub, a former director of the Company and former Chief Executive Officer, serves as CEO and Dr. Taub also personally entered into an agreement to serve on CytoCore’s Medical Advisory Board. The consulting agreement called for the payment of $5,000 per month and reimbursement of out-of-pocket expenses. The agreement to serve on the Medical Advisory Board provided for the monthly payment of $2,000 payable in unregistered, restricted Common Stock of the Company valued at $1.90 per share. During 2007 the Company paid FindCure.org a total of $41,367 under the consulting agreement and issued to FindCure.org 7,368 shares of Common Stock as payment under the advisory board agreement.

David J. Weissberg, M.D., Director, Five Percent Holder and Former Chief Executive Officer

In February 2007, Lantana Small Capital Growth, LLC (“Lantana”), of which Dr. Weissberg, the Company’s former Chief Executive Officer and current director and five-percent holder, was the managing partner, exercised warrants to purchase an aggregate 32,975 shares of Common Stock at prices ranging from $1.00 to $1.70 per share and Dr. Weissberg exercised warrants to purchase 40,000 shares of Common Stock at the same time at an exercise price of $1.70 per share.

During the first quarter of 2008, Dr. Weissberg participated in a private placement of units of the Company, each unit consisting of two shares of Common Stock and a warrant to purchase one common share. Dr. Weissberg invested $50,000 and received 25,000 shares and warrants to purchase 12,500 shares of Common Stock.

Monsun AS, Five Percent Holder

In June 2007, as part of an arbitration award to Peter Gombrich, the Company’s former Chief Executive Officer and director, the Company issued 186,660 shares of Common Stock to Monsun AS as a creditor of Mr. Gombrich, such shares valued at $2.50 per share or a total of $467,000. In April 2005, Mr. Gombrich filed suit against the Company and its former Chief Executive Officer, Denis M. O’Donnell, M.D., claiming that the Company breached a written employment contract and that it owed him an amount in excess of $849,500 (plus interest and attorneys’ fees). Mr. Gombrich also alleged a claim against the Company for contribution and indemnification regarding agreements he allegedly signed as a personal guarantor for certain alleged Company obligations. Following arbitration and appeals, the arbitrator issued a final decision in April 2007, awarding Mr. Gombrich $538,413 for compensation plus $184,797 for attorney fees. In June 2007, the Company paid Mr. Gombrich $256,560 and issued 186,660 shares of Common Stock to Monsun, as noted above, in satisfaction of the arbitration award.

Also in 2007, Monsun exercised warrants to purchase 20,000 shares of the Common Stock of the Company. Such warrants were exercised at the reduced exercise price of $1.00 per share (reduced from $7.00 per share) in connection with an offer made by the Company to warrant holders to reduce the exercise price in exchange for an exercise of the warrants for cash.

During the first quarter of 2008, Monsun participated in a private placement of units of the Company, each unit consisting of two shares of Common Stock and a warrant to purchase one common share. Monsun invested $500,000 and received 250,000 shares and warrants to purchase 125,000 shares of Common Stock.

Related Person Transaction Approval Policy

The Company recognizes that related person transactions can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. The Board of Directors therefore adopted a written policy in May 2008 that requires the review, approval or ratification of all such transactions by the Nominating Committee of the Board of Directors in accordance with the procedures established for such transactions.

For these purposes, a “related person transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which the Company or any subsidiary is, was or will be a participant and in which a related person has, had or will have a direct or indirect interest. A “related person” includes executive officers, directors, nominees for election as a director, five percent holders, and any immediate family members of the foregoing. It also includes entities in which any of the foregoing is employed or is a partner or principal or in a similar position, or in which such person has a five percent or greater beneficial ownership interest.

In advance of each regularly scheduled Nominating Committee meeting, management must propose those transactions to be entered into by the Company for the coming calendar quarter, including the material terms of such transactions, the parties involved, the interests of the related person(s) in such transactions, and the proposed aggregate value of each such transaction (if calculable). After review, the Nominating Committee must approve or disapprove such transactions and at each subsequently scheduled meeting, management must update the Nominating Committee as to any material change to those proposed transactions. If advance approval of a related person transaction is not feasible, such transactions may be preliminarily entered into by management, subject to ratification by the Committee at its next meeting. A transaction also may be approved by the Chairman of the Nominating Committee, who possesses delegated authority to act between meetings, in circumstances where it is not practicable or desirable for the Company to wait until the next committee meeting.

Review and evaluation of a related person transaction shall include an examination of all material facts and relevant factors, including without limitation:

•	the risks and benefits of such transaction to the Company,

•	the extent of the related person’s interest in the transaction,

•	the impact on a director’s independence in the event the related person involved in the transaction is a director, an immediate family member or an affiliated entity,

•	if applicable, the availability of other sources of comparable products and services, and

•	whether such transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

The Nominating Committee shall approve or ratify only those transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Nominating Committee determines in good faith. The committee may also determine to provide standing approval of certain types of transactions. No director shall participate in any discussion or approval of a related person transaction for which he or she is a related person, except that the director is required to provide all material information concerning such transaction as requested by the Nominating Committee or the Board of Directors.

Legal Proceedings

No current director or executive officer of the Company, nor any nominee, is a party adverse to the Company or has a material interest adverse to the Company in any legal proceeding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and holders of more than 10% of the outstanding shares of the Company’s Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC.

Based solely on the Company’s review of copies of such reports (and any amendments thereto) it has been furnished and/or any written representations that no other reports were required, the Company believes that other than as disclosed in its Form 10-KSB (as amended) for the fiscal year ended December 31, 2007, since January 1, 2007, all reports were timely filed except that Mr. Burns filed a Form 4 one day late to report two open market purchases of Common Stock.

Stockholder Communications

It is the policy of the Board of Directors of CytoCore to welcome communications from stockholders. Stockholders may send written communications to the entire Board or individual directors, addressing them to CytoCore, Inc., 414 North Orleans Street, Suite 510, Chicago, Illinois 60610, Attention: Chief Financial Officer. Communications by e-mail should be addressed to info@cytocoreinc.com and marked “Attention: Chief Financial Officer” in the “Subject” field. All such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action.

Recognizing that director attendance at the Company’s annual meetings of stockholders can provide stockholders with an opportunity to communicate with members of the Board of Directors, it is the policy of the Board of Directors to strongly encourage, but not require, the members of the Board to attend such meetings. Of the five then-current directors, three attended the 2007 Annual Meeting of Stockholders.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors shall be comprised of at least two members, each of whom is a non-employee director and satisfies all applicable independence requirements. The Audit Committee’s duties and responsibilities, summarized below, are more fully set forth in the committee’s charter (as amended and restated).

The policy of the Audit Committee is to provide assistance to the directors in fulfilling their responsibilities to shareholders, potential shareholders, and the investment community relating to corporate accounting, the reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the Company’s independent registered public accounting firm and the financial management of the Company, and to oversee the Company’s accounting and financial reporting processes on behalf of the Board of Directors.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements, including the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the Company’s financial statements. The Audit Committee also reviewed and discussed with the Company’s independent registered public accounting firm, LJ Soldinger Associates LLC, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) with and without management present. In particular, the Audit Committee has discussed with the independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees” (as currently in effect), which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” (as currently in effect) relating to the independence of the independent registered public accounting firm from the Company and its related entities, discussed with the firm its independence from the Company, and considered the compatibility of the firm’s provision of permissible non-audit services with maintaining the firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB (as amended) for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

The Audit Committee pre-approved all audit and permissible non-audit services provided to the Company by its independent registered public accounting firm during fiscal 2007. It is the Audit Committee’s policy to pre-approve the audit and permissible non-audit services (both the type and amount) performed by the Company’s independent registered public accounting firm in order to ensure that the provision of such services does not impair the firm’s independence, in appearance or fact.

Audit Committee

Alexander M. Milley, Chairman
John H. Abeles, M.D.
Clinton H. Severson

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock — Five Percent Holders

The following table sets forth, as of May 30, 2008, certain information with respect to any person, including any group, who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company. There were 40,933,717 shares of Common Stock outstanding as of the close of business on May 30, 2008.

	Amount and Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership(1)	of Class

Monsun, AS(2)	3,940,525	9.6%
Torvveien 12, 1372 Asker Norway
Daniel J. Burns(3)	3,415,500	8.3%
c/o CytoCore, Inc. 414 N. Orleans Street, Suite 510 Chicago, IL 60610
Standard General Holdings, LLC	2,534,315	6.2%
5190 Neil Road, #430 Reno, NV 89502
David J. Weissberg, M.D(4)	2,179,199	5.3%
175 E. Main Street Huntington, NY 11743

(1)	Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of May 30, 2008 upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person.

(2)	Includes 125,000 shares issuable upon exercise of warrants, which warrants are exercisable at any time.

(3)	Includes 25,000 shares issuable upon exercise of warrants held by Future Wave Management, of which Mr. Burns is President and sole owner, and 150,000 shares issuable upon exercise of warrants held by Mr. Burns, all of which such warrants are exercisable at any time.

(4)	Includes: (i) an aggregate 160,000 shares held in trust for Dr. Weissberg’s minor children, for which Dr. Weissberg acts as trustee; and (ii) 412,500 shares that are issuable upon exercise of warrants that are exercisable at any time.

Common Stock — Management

The following table sets forth, as of May 30, 2008, certain information concerning the beneficial ownership of the Company’s Common Stock (including directors’ qualifying shares) of (i) each current director, (ii) each nominee, (iii) each Named Executive Officers (as defined in the “Compensation” section below), and (iv) all current directors and executive officers of the Company as a group. There were 40,933,717 shares of Common Stock outstanding as of the close of business on May 30, 2008.

	Amount and Nature of	Percent
Name of Beneficial Owner	Beneficial Ownership(1)	of Class

John H. Abeles, M.D.(2)	317,902	*
Daniel J. Burns(3)	3,415,500	8.3%
Richard A. Domanik, Ph.D.(4)	153,087	*
Phillip Bradley Hall, M.D.(5)	752,995	1.8%
Robert F. McCullough, Jr.(6)	1,424,372	3.4%
Alexander M. Milley(7)	1,005,383	2.4%
Dr. Augusto Ocana(8)	100,000	*
Clinton H. Severson	10,000	*
Floyd E. Taub, M.D.(9)	17,368	*
David J. Weissberg, M.D.(10)	2,179,199	5.3%
All current directors and executive officers as a group (7 persons)	8,505,443	19.96%

*	Less than one percent of the Common Stock outstanding.

(1)	Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of May 30, 2008 upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person. The address of each current director and executive officer of the Company is c/o CytoCore, Inc., 414 N. Orleans, Suite 510, Chicago, Illinois 60610.

(2)	Includes: (i) 213,098 shares owned by Northlea Partners, Ltd., of which Dr. Abeles is General Partner; (ii) 7,304 shares issuable upon exercise of warrants granted by the Company to Northlea Partners that are exercisable at any time; and (iii) 87,500 shares issuable upon exercise of options and warrants granted by the Company to Dr. Abeles that are exercisable at any time. Dr. Abeles disclaims beneficial ownership of all shares owned by, or issuable to, Northlea Partners except shares attributable to his 1% interest in Northlea Partners as General Partner.

(3)	Includes 25,000 shares issuable upon exercise of warrants held by Future Wave Management, of which Mr. Burns is President and sole owner, and 150,000 shares issuable upon exercise of warrants held by Mr. Burns, all of which such warrants are exercisable at any time.

(4)	Includes 47,500 shares issuable upon exercise of warrants that are exercisable at any time.

(5)	Includes 11,750 shares issuable upon exercise of warrants that are exercisable at any time. Dr. Hall’s business address is P.O. Box 40027, Charleston, West Virginia 25364.

(6)	Includes: (i) 443,250 shares owned by Summitcrest Capital L.P., of which Mr. McCullough is President of the General Partner; (ii) an aggregate 158,705 shares owned by various trusts of which Mr. McCullough is trustee as follows: MJM Educational Trust (12,500 shares), PFM Educational Trust (12,500 shares), CDM Educational Trust (12,500 shares) and the MPC Trust (121,205 shares); and (iii) 475,000 shares issuable upon exercise of warrants held by Mr. McCullough that are exercisable at any time.

(7)	Includes: (i) 80,747 shares held by Azimuth Corporation, of which Mr. Milley is President and Chairman of the Board, 234,063 shares held by Cadmus Corporation, of which Mr. Milley is President and a director, 80,282 shares held by Milley Management, Inc., of which Mr. Milley is President, sole director and majority stockholder, and 23,710 shares held by Winchester National, Inc., of which Mr. Milley is a director and executive officer; (ii) 28,929 shares issuable to Cadmus Corporation under stock appreciation rights granted by the Company; and (iii) 87,500 shares issuable upon exercise of options and warrants granted by the Company to Mr. Milley that are exercisable at any time. In 2006, CytoCore agreed to amend warrants held by Azimuth Corporation and Cadmus Corporation and issue new warrants entitling the holders to purchase an aggregate 350,000 shares of Common Stock. The number of shares beneficially held by Mr. Milley includes the shares issuable under these warrants. Shares held directly by Mr. Milley, Cadmus Corporation, Winchester National and Milley Management, in the aggregate amount of 402,890 shares, have been pledged to ELXSI Corp., of which Mr. Milley is President, Chief Executive Officer and Chairman of the Board.

(8)	Includes 50,000 shares issuable upon exercise of warrants that are exercisable at any time.

(9)	Includes 7,368 shares held by FindCure.org, of which Dr. Taub is the Chief Executive Officer. Dr. Taub’s business address is 10616 Mantz Road, Silver Spring, Maryland 20903

(10)	Includes: (i) an aggregate 160,000 shares held in trust for Dr. Weissberg’s minor children, for which Dr. Weissberg acts as trustee; and (ii) 412,500 shares that are issuable upon exercise of warrants that are exercisable at any time.

Series E Convertible Preferred Stock

The following table sets forth, as of May 30, 2008, certain information with respect to (i) any person (including any group) who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Series E Convertible Preferred Stock, (ii) each director and Named Executive Officer who owns such preferred stock, and (iii) all current executive officers and directors as a group. There were 19,227 shares of Series E Convertible Preferred Stock outstanding as of the close of business on May 30, 2008.

	Amount and Nature of	Percent
Name and Address of Beneficial Owner(1)	Beneficial Ownership	of Class

Kevin F. Flynn June 1992 Non-Exempt Trust(2)	6,667	34.7%
120 South LaSalle Street Chicago, IL 60602
Rolf Lagerquist(3)	2,000	10.4%
4522 CO Road 21 NE Elgin, MN 55932
All current directors and executive officers as a group (7 persons)	0	0

(1)	No director or Named Executive Officer of the Company owns any shares of any series of preferred stock of the Company.

(2)	Converts into 29,963 shares of Common Stock, including shares issuable upon payment of cumulative dividends.

(3)	Converts into 8,988 shares of Common Stock, including shares issuable upon payment of cumulative dividends.

Changes in Control

The Company is not aware of any arrangements that did or that may result in a change of control.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section discusses the compensation of CytoCore’s named executive officers for the 2007 fiscal year. Such officers are (i) Robert F. McCullough, Jr., Chief Executive Officer and Chief Financial Officer, (ii) Dr. Augusto Ocana, former Chief Executive Officer and current President of International Operations, (iii) Dr. Floyd Taub, former Chief Executive Officer, and (iv) Richard A. Domanik, Ph.D., President and Chief Operating Officer. Included in this section is a discussion of the Company’s compensation philosophy and program objectives, an analysis of how compensation levels were established for 2007, and a description of the amounts paid to each of the named executive officers for their work during the year.

Compensation Philosophy and Objectives

The philosophy underlying the Company’s compensation program is to provide compensation that rewards performance — both Company and individual — and align such compensation with shareholder interests. The Company aims to make compensation sensitive to Company performance, which is defined in terms of long-term profitability and shareholder value, and provide compensation that enables the Company to attract, retain and motivate highly-qualified individuals who contribute to the Company’s success.

Operation and Oversight

Historically and for the 2007 fiscal year the Board of Directors performed the functions of a compensation committee and made all decisions regarding the Company’s compensation program and individual compensation arrangements. The Board determined the total compensation package of each executive officer of the Company, including base salary, annual cash bonuses, equity incentives and other benefits such as severance payments. In fulfilling this role, the Board reviewed the operation, administration and success of its compensation decisions and conferred if necessary with third parties to assist with the implementation of the Company’s compensation program. The full Board made decisions regarding the compensation plans and programs of the Company generally; only the independent members of the Board voted on the compensation packages of the Company’s chief executive and chief financial officers, none of whom played any role or had any input in setting such officer’s own compensation. The Board has not to date employed any compensation consultants to assist with its compensation decisions, although it reserves the right to engage such consultants when and if deemed necessary or advisable.

In May 2008, the Board of Directors established the Compensation Committee of the Board. Pursuant to its charter, the Compensation Committee’s role is to assist the Board with its responsibilities relating to the compensation of the Company’s officers and directors and the development and administration of the Company’s compensation plans. The Compensation Committee has overall responsibility for evaluating and providing recommendations with respect to the compensation plans, policies and benefit programs for the Company, as well as the individual salary and benefits of the chief executive officer and other senior executives and officers of the Company.

The discussion below describes the compensation plans and programs of the Company for the 2007 fiscal year, and the decisions made by the Board when establishing compensation for Company officers and employees. It is expected that the Compensation Committee will follow similar procedures when making compensation decisions in the future.

Compensation Components

In prior years, Company executives were asked to forego compensation due to the financial condition of the Company and were granted, in limited cases, options or warrants to purchase shares of the Common Stock of the Company in lieu of any regular salary. Beginning in 2006 and continuing in 2007, the Company was able to compensate its executives with a mix of base salary and equity awards, albeit on a limited basis.

The long-term compensation goals of the Company are to provide (i) base salary, (ii) annual discretionary bonuses, and (iii) stock option or similar equity compensation grants (both for new hires and annual discretionary grants based upon Company and individual performance) to all employees.

The Board uses its judgment and experience in determining the right mix of compensation components that make up the officers’ total compensation packages. Base salary and bonuses, as discussed below, are determined annually and are designed to attract and retain employees and reward current performance. Equity compensation is designed to reward longer-term performance. In recent years, greater emphasis has been given to long-term equity compensation components.

Base Salary

The goal when setting base salaries is to maintain such salaries at a competitive level sufficient to recruit and retain individuals with the skills necessary to achieve the Company’s goals. Base salary levels for the Company’s officers are based on an informal review of compensation for competitive positions in the market and reflect employees’ job skills, experience and performance, judgments as to past and future contributions to the Company, and the Company’s compensation budget. The companies whose compensation practices are reviewed span the full range of companies with which the Company believes it competes for executive talent. No one particular factor is given particular weight, although most weight is typically given for individual performance. Base salaries are reviewed annually or more frequently if circumstances dictate.

In November 2006, the Board of Directors approved and the Company entered into a new employment agreement with Mr. McCullough, who became Chief Executive Officer of the Company in October 2007 and has served as Chief Financial Officer since November 2005, that provides for a salary of $10,000 per month, which increased to $15,000 per month in April 2007 subsequent to the Company having raised $5 million in funding. Mr. McCullough was paid $165,000 for his services during 2007, and $90,000 for his services during 2006. Dr. Taub was Chief Executive Officer of the Company from July to October 2007. For his service as CEO, he was compensated at an annual rate of $180,000. Dr. Taub was paid $60,000 for his service as CEO during 2007. Dr. Ocana was Chief Executive Officer from November 2006 to July 2007. Under Dr. Ocana’s original employment agreement, his initial annual salary was $180,000, subject to annual review by the Board and subject to an increase to $204,000 upon certain conditions. Dr. Ocana was paid $90,000 for his service as CEO during 2007, and $15,000 for his service as CEO during 2006. Following his resignation as CEO, Dr. Ocana acted as a consultant to the Company and was entitled to commissions, with respect to which he was entitled to receive a monthly advance fee of $5,000 to be offset against future commissions earned. When Dr. Ocana was appointed President of International Operations in December 2007, the parties entered into a second amendment to his original employment agreement. Under the second amendment, Dr. Ocana is entitled to receive commissions and a monthly salary of $10,000; draws received by him continue to be treated as offsets against commissions earned.

Annual Bonuses

Although the Company has no formal bonus plan for executives with pre-determined performance targets, the goal is to pay bonuses in each year that the Company’s financial condition permits. No cash bonuses were awarded during the 2007 fiscal year. Similarly, the Company did not award any cash bonuses to its executive officers for 2006, although pursuant to his employment agreement with the Company (as amended), Dr. Ocana was entitled to a $45,000 bonus. See the “Compensation” section below for a more detailed discussion of the amounts paid to Dr. Ocana.

Bonuses are to be designed to tie annual awards to individual performance and motivate and reward employees for their contributions to the Company. A number of factors are considered in determining whether annual awards should be paid, most importantly the achievement by the Company of specified strategic objectives and the achievement by employees of individual objectives. No bonuses are paid to an employee whose performance did not at least meet the performance expectations for such employee’s position.

Recognition of individual performance and accomplishment is based on a subjective analysis of each individual’s performance; recognition of Company performance is based on an evaluation of established measures of corporate performance. For 2007, the most critical priorities for the Company against which performance was measured were:

•	renewing the Company’s focus on product development and commercialization,

•	raising capital to support the Company’s initiatives, and

•	reducing liabilities and expenses.

Other factors considered include the financial growth of the Company as reflected in its revenues, strategic achievements such as filings with and approvals of the Food and Drug Administration with respect to existing and new product candidates, and the development of sales, marketing and distribution relationships to support the commercialization of Company products.

Equity Incentives

Equity awards historically have represented a significant and fundamental component of the compensation provided to our named executive officers, in part because of the Company’s financial condition but also in part in recognition of the emphasis such awards place on long-term performance. The primary goal of the equity compensation component is to align management and stockholder interests for the long-term enhancement of stockholder value, with the hope that each employee is motivated to remain with the Company and improve his or her performance in support of improved Company performance. Equity compensation awards are evaluated on an informal basis at comparable companies both generally and for individual job positions.

Equity awards may include stock options, warrants and stock awards. In selecting employees eligible to receive equity compensation grants (whether at the initial hire date or through periodic grants) and determining the type and size of such grants, a variety of factors are reviewed, including:

•	the job and responsibility level of the employee;

•	grants awarded by competitors to employees at comparable job levels; and

•	past, current and prospective services rendered, or to be rendered, to the Company by the employee.

Determination of the employees eligible to receive awards and the size of such awards is based on a subjective analysis of each individual’s position within the Company, his or her performance and his or her growth potential and that of the Company.

The Board also considers it important to encourage long-term interest and investment in the Company by its officers, and all employees. While the Company does not have any formal stock ownership guidelines, the Board believes that stock ownership by management has been demonstrated to be beneficial to shareholders; this belief underlies the grant of equity awards to officers in recent years, including warrant grants to those serving as CEO during 2007, and the grant of stock awards in January 2008 to our CEO, President and COO, Chairman of the Board and the members of the Board of Directors for their service during the 2007 year.

The Board administers one plan under which equity incentives are or have been granted to eligible participants. The CytoCore Inc. 1999 Equity Incentive Plan, as amended, provides for the grant of stock options (both incentive and non-qualified), stock appreciation rights, restricted stock and performance shares and units to consultants, officers, non-employee directors and key employees of the Company and any present or future subsidiaries and affiliates to purchase a maximum of 2,000,000 shares of Common Stock.

During 2007, the Board did not award any options to employees under the Plan. However, certain officers did receive warrants to purchase shares of Common Stock of the Company during that period. In February 2007, Mr. McCullough was awarded warrants to purchase 25,000 shares of Common Stock at $2.60 per share under his employment agreement. Such warrants have a term of three years and were immediately exercisable. These were in addition to warrants to purchase 400,000 shares of Common Stock granted to Mr. McCullough in September 2006 at a price of $1.28 per share; such warrants were exercisable as of January 1, 2007 and have a term of three years. Similarly, Dr. Ocana was awarded warrants to purchase 50,000 shares of Common Stock at $2.00 per share in January 2007 under his employment agreement. These warrants were in addition to warrants to purchase 50,000 shares of Common Stock at $1.30 per share granted to Dr. Ocana on December 1, 2006, his first day of employment, in accordance with the terms of his employment agreement. The warrants were immediately exercisable and expired three years from the date of grant; Dr. Ocana exercised such warrants during 2007. The Company did not make any warrant grants to Dr. Taub during the 2007 fiscal year. However, the Company did award Dr. Taub, in his capacity as a director of the

Company, 10,000 shares of restricted Common Stock in January 2008 in recognition of services performed during 2007. At the same time, the Board awarded each of Mr. McCullough and Dr. Domanik 100,000 shares of restricted Common Stock for services performed. During the 2007 year, Dr. Domanik was also awarded warrants to purchase 30,000 shares at $2.67 per share in June 2007 for a term of three years and a warrant to purchase 5,000 shares at $1.89 per share in December 2007 for a term of three years. Both warrant grants were immediately exercisable.

Perquisites and Other Benefits

The Company generally does not provide its officers with perquisites that are not available to other employees, although during 2007 the Company did provide Dr. Ocana with a $500 monthly automobile allowance and provides an office for him in Princeton, New Jersey. Mr. McCullough, Dr. Domanik and Dr. Ocana, like other employees, also are entitled to participate in the Company’s employee benefit plans offering health insurance, life insurance, long-term disability insurance and a 401(k) savings plan. The Company does not match any participant contributions to the 401(k) plan.

In addition, in connection with stock awards made in January 2008 to certain officers and the members of the Board of Directors for their service during 2007, the Company agreed to be responsible for the tax effects of such awards by agreeing to reimburse the recipients for the taxes payable with respect to such stock bonus awards. See the “Compensation” section below for more information.

Employment Agreements and Severance, Change in Control and Similar Compensation

The Company has entered into agreements with each of Mr. McCullough and Dr. Ocana, as described in the “Compensation” section below. Executive officers who do not have employment agreements serve at the will of the Board of Directors, thus enabling the Board to remove an officer whenever it is deemed to be in the best interests of the Company and its stockholders.

The Company does not offer or have in place any formal severance, change in control or similar compensation programs for its officers or employees. Rather, the Company individually negotiates with those employees for whom such compensation is deemed necessary.

Mr. McCullough’s employment agreement provides that in the event Mr. McCullough’s employment is terminated without cause, he will be entitled to his salary for the remainder of the term of his employment agreement with the Company and health insurance for himself and his children. Cause is not defined in the agreement.

In connection with his resignation as Chief Executive Officer and a director of the Company, CytoCore agreed to pay Dr. Ocana $45,000 in satisfaction of all amounts due him, which amount was paid in 2007.

The Board also adopted a plan to grant certain directors warrants upon the acquisition of the Company — see “Compensation of Directors — Director Compensation Arrangements” below.

No other employees receive or are entitled to receive any severance or similar compensation.

Procedure

Given the limited number of employees in recent years, the process of determining compensation is undertaken on as as-needed basis, with initial compensation decisions being made upon hiring and subsequent decisions typically made in connection with the anniversary of an employee’s hire date. When making initial compensation decisions, the Board performs an informal analysis, considering the goals of market competitiveness and enhancement of shareholder value, for the position. Subsequent decisions are made based upon an evaluation of individual performance and the achievement of the Company’s and the individual’s strategic priorities. No adjustment is made if the individual’s performance does not merit an adjustment or if the Company’s financial condition and performance do not support an adjustment.

Compensation packages for all employees are analyzed and discussed individually, with an emphasis on the CEO’s evaluation of each other executive officer’s performance during the year and his recommendations as to appropriate compensation levels. Once the Board has obtained all of the information it deems necessary, decisions regarding compensation are made; decisions regarding CEO and CFO compensation are made by the independent members of the Board.

Decisions to materially adjust compensation at any time other than the anniversary of an employee’s hire date are based on market data, individual performance, Company performance and personnel requirements. Such decisions are made on an as-needed basis.

The accounting and tax treatment of compensation decisions generally have not been material factors in determining the amount and type of compensation given to executive officers, other than to balance the potential cost to the Company with the benefit or value to the executive. With the adoption of SFAS No. 123(R), the tax and accounting treatment of different compensation arrangements may play a greater role in the Board’s decision-making process.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to certain employees, generally the Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In 2007, no compensation paid by the Company was nondeductible as a result of the $1,000,000 limitation. Furthermore, the Board of Directors believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1,000,000 threshold of Section 162(m) will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Board has not formulated a policy to address non-qualifying compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Clinton H. Severson, Chairman
Alexander M. Milley

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that CytoCore specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not be deemed soliciting material.

COMPENSATION

Named Executive Officers

The following tables set forth all plan and non-plan compensation awarded to, earned by or paid to (i) each of the individuals who served as the Company’s principal executive officer during the last completed fiscal year, (ii) the individual who served as the Company’s principal financial officer during the last completed fiscal year, and (iii) the other individual who was serving as an executive officer of the Company at the end of the 2007 fiscal year ((i) through (iii) together, the “Named Executive Officers”), for all services rendered in all capacities to the Company by such persons.

Summary Compensation Table

										All
										Other
						Stock		Option		Compen-
		Salary		Bonus		Awards		Awards		sation		Total
Name and Principal Position	Year	($)		($)		($)		($)		($)		($)

Robert F. McCullough, Jr.	2007	$165,000	(1)	—		$177,735	(2)	$109,003	(3)	—		$451,738
CEO and CFO	2006	$90,000	(4)	—		—		$460,400	(5)	—		$550,400
	2005	—		—		—		—		—		—
Richard A. Domanik, Ph.D.	2007	$95,341	(6)	—		$177,735	(2)	$87,133	(7)	$13,615	(8)	$373,824
President and COO	2006	—		—		—		—		—		—
	2005	—		—		—		—		—		—
Dr. Augusto Ocana	2007	$125,000	(9)	$15,000	(10)	—		$117,774	(11)	$48,500	(12)	$306,274
President of International	2006	$15,000		$2,500	(13)	—		$68,200	(14)	—		$85,700
Operations and Former CEO	2005	—		—		—		—		—		—
Floyd Taub, M.D.	2007	$60,000	(15)	—		$17,775	(16)	—		$70,773	(17)	$148,548
Former CEO	2006	—		—		—		—		—		—
	2005	—		—		—		—		—		—

(1)	Mr. McCullough was elected Chief Executive Officer in October 2007 and has been Chief Financial Officer since September 2005. Of the amount shown, $120,000 was paid during 2007 and $45,000 was accrued but unpaid as of December 31, 2007.

(2)	Represents a stock award of 100,000 shares of restricted, unregistered Common Stock awarded on January 23, 2008 for services performed during the 2007 fiscal year. Amount represents the fair market value of the shares on the date of grant using a 10-day trading average, which average closing price was $2.09, less a 15% discount. The Company has agreed to reimburse the recipient for the taxes incurred in connection with such stock award; the estimated amount of such reimbursement is $71,265, which amount is expected to be paid during the 2008 fiscal year.

(3)	Represents warrants to purchase 25,000 shares of Common Stock at $2.60 per share that were awarded on February 12, 2007, were immediately fully exercisable, and expire three years from the date of grant. Such warrants were awarded pursuant to Mr. McCullough’s employment agreement upon achievement of certain milestones. The dollar amount presented represents the aggregate fair value of such award on the date of grant. The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of zero, expected volatility of 120%, risk-free interest rate of 4.25%, and expected life of 1.5 years.

(4)	Mr. McCullough was elected Chief Financial Officer in September 2005. He did not receive any salary or bonus with respect to 2005 for his services as CFO. His salary as CFO, which commenced in April 2006, was set at $120,000 per year.

(5)	Represents warrants to purchase 400,000 shares of Common Stock at $1.28 per share that were awarded on September 28, 2006, fully vested on January 1, 2007, and expire three years from the date of grant. The dollar amount presented represents the aggregate fair value of such award on the date of grant. The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of zero, expected volatility of 83.7%, risk-free interest rate of

4.50%, and expected life of three years. Such warrants were amended in November 2006 to permit a cashless exercise.

(6)	Dr. Domanik was elected President in May 2007 and Chief Operating Officer in October 2007. His salary is $150,000 per year.

(7)	Represents (a) warrants to purchase 30,000 shares of Common Stock at $2.67 per share that were awarded on June 29, 2007, were immediately fully exercisable, and expire three years from the date of grant, and (b) warrants to purchase 5,000 shares of Common Stock at $1.89 per share that were awarded on December 18, 2007, were immediately exercisable, and expire three years from the date of grant. The dollar amount presented represents the aggregate fair value of such awards on the dates of grant. The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of zero, expected volatility of 130.5-131%, risk-free interest rate of 4.25%, and expected lives of 1.5 years.

(8)	Represents amounts paid to R. Domanik Consulting, Inc. as consulting fees for services performed during 2007. Dr. Domanik is the President and sole stockholder of R. Domanik Consulting, Inc.

(9)	Dr. Ocana was Chief Executive Officer from November 2006 through July 2007, a consultant to the Company from July to December 2007, and was elected President of International Operations (“PIO”) in December 2007. His initial base salary as CEO was set at $180,000 per year, he was entitled to commissions as a consultant, and his initial salary as PIO was set at $10,000 per month. Amount shown includes (a) $90,000 paid as CEO salary, (b) $10,000 paid as PIO salary, and (c) $25,000 paid as draws against commissions earned.

(10)	Represents six payments of $2,500 made during 2007 under Dr. Ocana’s employment agreement, pursuant to which Dr. Ocana was entitled to receive a $45,000 bonus payable in 18 equal monthly installments of $2,500. Dr. Ocana was CEO for six months during the 2007 fiscal year and received six corresponding bonus payments.

(11)	Represents warrants to purchase 50,000 shares of Common Stock at $2.00 per share that were awarded on January 22, 2007, were immediately fully exercisable, and expire three years from the date of grant. Such warrants were awarded pursuant to Dr. Ocana’s employment agreement upon achievement of certain milestones. The dollar amount presented represents the aggregate fair value of such award on the date of grant. The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of zero, expected volatility of 120%, risk-free interest rate of 4.25%, and expected life of 1.5 years.

(12)	Includes (a) $3,500 for car allowance, and (b) $45,000 paid in connection with Dr. Ocana’s resignation as CEO and as a director in July 2007.

(13)	Represents Dr. Ocana’s first monthly bonus payment of $2,500. See Note 10 above.

(14)	Represents warrants to purchase 50,000 shares of Common Stock at $1.30 per share granted on December 1, 2006, exercisable immediately with a term of three years. Such warrants were exercised in 2007. The dollar amount presented represents the aggregate fair value of such award on the date of grant. The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of zero, expected volatility of 103%, risk-free interest rate of 4.25%, and expected life of three years.

(15)	Dr. Taub served as Chief Executive Officer from July 2007 through October 2007 and as a director from July 2007 through May 2008. Dr. Taub was compensated at an annual rate of $180,000 as CEO.

(16)	Represents a stock award of 10,000 shares of restricted, unregistered Common Stock awarded on January 23, 2008 for services performed as a director during the 2007 fiscal year. Amount represents the fair market value of the shares on the date of grant using a 10-day trading average, which average closing price was $2.09, less a 15% discount. The Company has agreed to reimburse Dr. Taub for the taxes incurred in connection with such stock award; the estimated amount of such reimbursement is $7,227, which is expected to be paid in 2009.

(17)	Includes (a) $41,367 for consulting fees and reimbursed expenses paid to FindCure.org, Inc., a consulting company for which Dr. Taub serves as Chief Executive Officer, (b) an award of 7,638 shares of Common Stock valued at $21,906, such shares issued to FindCure.org as consideration under Dr. Taub’s Medical Advisory Board agreement with the Company, and (c) $7,500 of accrued but unpaid director fees for 2007.

Grants of Plan-Based Awards

The following table sets forth certain information regarding each grant of an award made to a Named Executive Officer during the 2007 fiscal year, including any awards that subsequently have been transferred.

				All Other
				Option/
				Warrant	Exercise
			All Other Stock	Awards:	or Base		Grant Date
			Awards:	Number of	Price of	Closing	Fair Value
			Number of	Securities	Option/	Market	of Stock and
			Shares of	Underlying	Warrant	Price on	Option/
			Stock or	Options/	Awards	Date of	Warrant
Name	Grant Date		Other Units	Warrants	($/Sh)	Grant ($)	Awards(1)

Robert F. McCullough, Jr.	2/12/07	(2)	—	25,000	$2.60	$6.00	$109,002
Richard A. Domanik, Ph.D.	6/29/07		—	30,000	$2.67	$4.00	$80,493
	12/18/07		—	5,000	$1.89	$2.15	$6,641
Dr. Augusto Ocana	1/22/07	(3)	—	50,000	$2.00	$3.50	$117,774
Floyd Taub, M.D.	—		—	—	—		—

(1)	The value of a warrant award is based on the fair value as of the grant date of such award determined pursuant to FAS 123(R).

(2)	Represents warrant grant pursuant to the terms of his employment agreement upon achievement of a performance milestone requiring the closing price of a share of Common Stock to exceed $3.00 per share for 45 out of 60 trading days.

(3)	Represents warrant grant pursuant to the terms of his employment agreement upon achievement of a performance milestone requiring the closing price of a share of Common Stock to exceed $3.00 per share for 30 out of 45 trading days.

Named Executive Officer Compensation and Employment Agreements

The following section includes a description of the employment agreements for certain of our Named Executive Officers and a narrative discussion of the compensation paid to all such Named Executive Officers.

Robert F. McCullough, Jr. — Current CEO and CFO

Mr. McCullough was appointed Chief Executive Officer of the Company in October 2007, and has served as the Company’s Chief Financial Officer since November 2005. Mr. McCullough did not receive any compensation from the Company for his services as Chief Financial Officer during the 2005 fiscal year. In April 2006, Mr. McCullough’s base salary was set at $120,000 per year and he was paid $90,000 for the period April through December 2006. In November 2006, the Board of Directors approved and the Company entered into a new employment agreement with Mr. McCullough pursuant to which he agreed to continue to provide, on a non-exclusive basis, financial accounting, reporting and business services to the Company. The agreement provides for a term of 24 months from December 1, 2006, subject to earlier termination. Under the agreement, Mr. McCullough received a salary of $10,000 per month, which increased to $15,000 per month in April 2007 subsequent to the Company having raised $5 million in funding. Mr. McCullough is also entitled to reimbursement of out-of-pocket expenses related to the performance of his duties for the Company and certain health insurance benefits.

The agreement also provides for the issuance of warrants to Mr. McCullough to purchase shares of Common Stock of the Company upon the achievement of certain performance milestones, as follows: (a) 15,000 shares upon completion of FDA trials for the Company’s products and receipt of all necessary FDA approvals, (b) 25,000 shares on the date that the Company has raised $5 million in an equity financing at an average price of not less than $2.20 per share, (c) 10,000 shares when the Company has signed a distribution agreement for the Company’s cervical cell collection device, (d) 25,000 shares at such time as the Company’s stock price trades above $3.00 for 45 out of 60 trading days, (e) 25,000 shares at such time as the Company’s stock price trades above $5.00 for 45 out of 60 trading days, and (f) 50,000 shares at such time as the Company’s stock price trades above $10.00 for 45 out of 60 trading days. The exercise price for all shares purchased pursuant to any of the above shall be equal to the average closing price of the Common Stock of the Company, less a 33% discount, during the 45 days prior to the date such milestone is reached.

The agreement also provides for revenue incentives, such that Mr. McCullough will receive warrants to purchase 50,000 shares of Common Stock when the Company’s revenues exceed $20 million and an additional 50,000 shares when revenues exceed $50 million. The exercise price for such warrants will be equal to the average closing price of the Common Stock during the 45-day period prior to the date the milestone is reached, less a 33% discount. The agreement grants Mr. McCullough further warrants in the event of the acquisition of the Company as follows: (1) warrants to purchase 125,000 shares of Common Stock at $2.50 per share if the Company is acquired for more than $10.00 per share; (2) warrants to purchase 175,000 shares of Common Stock at $5.00 per share if the Company is acquired for more than $20.00 per share; and (3) warrants to purchase 250,000 shares of Common Stock at $7.50 per share if the Company is acquired for more than $30.00 per share.

In February 2007, the Company granted Mr. McCullough warrants to purchase 25,000 shares of Common Stock at $2.60 per share following achievement of the milestone that required the Company’s Common Stock to trade over $3.00 per share for 45 out of 60 trading days. The warrants were immediately exercisable and expire on the third anniversary of the date of grant. In 2006, the Company granted Mr. McCullough warrants to purchase 400,000 shares of the Company’s Common Stock at an exercise price of $1.28 per share. The warrants were exercisable as of January 1, 2007 and expire on the third anniversary of the date of grant, or September 28, 2009.

During 2007, the Company paid Mr. McCullough $120,000 for his services as CEO and CFO, and an additional $45,000 was accrued but unpaid as of December 31, 2007. In January 2008, the Board of Directors voted to grant Mr. McCullough a stock bonus of 100,000 shares of restricted, unregistered Common Stock. Such bonus was made in recognition of Mr. McCullough’s performance during the 2007 fiscal year, including his role in reducing the Company’s debts and accounts payable, work towards achieving regulatory approval of the Company’s cervical cell collection device (which occurred in February 2008) and assistance in raising necessary capital to fund operations. The Company agreed to reimburse Mr. McCullough for the taxes payable with respect to such stock bonus. The value of such tax reimbursement is estimated at $71,265, which payment is expected to be made in 2008.

In connection with the exercise of warrants held by Mr. McCullough and a trust for which he acts as trustee, the Company permitted the warrant holders to exercise such warrants at the reduced exercise price of $1.00 per share (reduced from the original exercise prices of $2.50 and $2.00 per share). The Company made an offer to warrant holders during the first quarter of 2007, in an attempt to induce such holders to exercise their warrants and raise needed cash, to permit such holders to exercise at $1.00 per share. The charge to the Company in connection with such exercises by Mr. McCullough and the trust of an aggregate 50,579 warrants during the 2007 fiscal year was $43,095.

Mr. McCullough’s employment agreement provides that in the event Mr. McCullough’s employment is terminated without cause, he will be entitled to his salary for the remainder of the term of his employment agreement with the Company and health insurance for himself and his children. Cause is not defined in the agreement.

Floyd E. Taub, M.D. — Former CEO

Dr. Taub was Chief Executive Officer of the Company from July to October 2007, and served as a director from July 2007 to May 2008. For his service as CEO, he was compensated at an annual rate of $180,000, and was entitled to participate in the Company’s standard benefit plans and reimbursement of reasonable business expenses. The Company paid Dr. Taub $60,000 for his services as CEO in 2007.

During 2007, the Company paid FindCure.org, Inc., a 501(c)(3) organization for which Dr. Taub serves as Chief Executive Officer, consulting fees and reimbursed expenses in the amount of $41,367, and issued to the organization 7,368 shares of the Common Stock of the Company valued at $21,906. Such shares were issued as consideration for Dr. Taub’s membership on the Company’s Medical Advisory Board. In January 2008, Dr. Taub received an award of 10,000 shares of restricted unregistered Common Stock of the Company, valued at $17,774, for services rendered to the Company as a director during 2007. The Company agreed to reimburse Dr. Taub for taxes payable in connection with such award; the value of such tax reimbursement is estimated at $7,227. Dr. Taub was also entitled to accrued but unpaid director fees of $7,500 at December 31, 2007.

Dr. Augusto Ocana — Former CEO and current President of International Operations

Dr. Ocana became Chief Executive Officer and a director of the Company in November 2006 and resigned from those positions in July 2007. Under Dr. Ocana’s original employment agreement, his initial annual salary was $180,000, subject to annual review by the Board and subject to an increase to $204,000 upon certain conditions. Dr. Ocana was also entitled to a $45,000 bonus payable in 18 equal monthly installments of $2,500, standard benefits from the Company, reimbursement of reasonable, ordinary and necessary business expenses, and a $500 per month automobile allowance. Dr. Ocana was paid $90,000 for his service as CEO during 2007, and $15,000 for his service as CEO during 2006. He also received an aggregate $17,500 in bonus payments under his employment agreement, of which $15,000 was paid in 2007 and $2,500 was paid in the 2006 fiscal year.

The agreement also provided for the grant to Dr. Ocana of warrants to purchase various amounts of shares of Common Stock upon achievement of certain milestones. In accordance therewith, Dr. Ocana received a warrant on December 1, 2006, his first day of employment, to purchase 50,000 shares of Common Stock at $1.30 per share. Dr. Ocana received an additional warrant to purchase 50,000 shares of Common Stock at $2.00 per share on January 22, 2007, the date on which the closing price of the Common Stock was $3.00 or more during 30 days out of any consecutive 45 day period.

In connection with his resignation as CEO and as a director in July 2007, Dr. Ocana and the Company entered into an amendment to his original employment agreement. Under such amendment, Dr. Ocana was to serve as a consultant to the Company, primarily focused on the development and establishment of a distribution system for the Company’s products in Europe and Asia. Dr. Ocana was entitled to a commission of 3% of gross revenues received from distributors Dr. Ocana introduced to the Company and with which the Company entered into distribution agreements (“Ocana Distributors”) for Company products sold to such distributors. Dr. Ocana also was entitled to receive a monthly advance fee of $5,000 to be offset against future commissions earned, which draw would be increased to $7,500 per month under certain circumstances. The consultancy was on a month-to-month basis, although the Company had no right to terminate within the first 90 days. It was also agreed that Dr. Ocana would continue to be covered by any medical, dental, disability, life insurance and other benefits of the Company for so long as he was a consultant to the Company (and in any event at least until December 1, 2007) and that the Company would provide him with an office in New Jersey until December 31, 2007.

When Dr. Ocana was appointed President of International Operations in December 2007, the parties entered into a second amendment to his original employment agreement. Under the second amendment, Dr. Ocana is entitled to receive a commission of 3% of gross revenues received from Ocana Distributors, due and payable in accordance with the terms of the amendment. Dr. Ocana is also entitled to receive a commission of 1.5% of gross revenue from distributors he locates and appoints in the United States from the sale of the Company’s products to such distributors for a period of two years. In addition, Dr. Ocana receives a monthly payment of $10,000 and draws received by him continue to be treated as offsets against commissions earned as described above. Dr. Ocana will continue to be covered by Company benefit plans, receive an automobile allowance of $550 per month and be provided with an office in New Jersey. The term of the agreement commenced December 1, 2007 and remains in effect until November 30, 2008; it may be extended for additional 12-month periods upon notice no later than September 30th of each year. The Company paid Dr. Ocana $10,000 during the year ended December 31, 2007 for his service as President of International Operations and $25,000 as draws against commissions earned. He also received $3,500 for his automobile allowance during the year.

The second amendment to his agreement also provides that Dr. Ocana is entitled to warrants to purchase an aggregate 130,000 shares of Common Stock upon achievement of certain milestones, including revenue milestones and the acquisition of the Company. The exercise price for all such warrants shall be the fair market value on the date such warrant may be exercised, taking into account the restriction on transferability of such shares at the time of exercise.

Upon becoming President of International Operations, Dr. Ocana confirmed his confidentiality, non-competition and similar obligations as set forth in his original employment agreement, and was provided the right to be released from his obligations with respect to non-disclosure, non-competition, non-interference and non-solicitation upon his delivery of notice to the Company that he was relinquishing his rights to receive commissions from sales to Ocana Distributors.

In connection with his resignation as Chief Executive Officer and a director of the Company in July 2007, CytoCore agreed to pay Dr. Ocana $45,000 in satisfaction of all amounts due him, which amount was paid in 2007.

Richard A. Domanik, Ph.D. — President and Chief Operating Officer

Dr. Domanik became President of the Company in May 2007 and Chief Operating Officer in October 2007. The Company and Dr. Domanik have not entered into an employment agreement, although the basic terms of his compensation have been established. Specifically, Dr. Domanik is entitled to receive an annual salary of $150,000, standard benefits as provided to other employees, and reimbursement of reasonable business expenses. The Company paid Dr. Domanik $95,341 for his services as President and COO in 2007.

During 2007, the Company paid R. Domanik Consulting, Inc., a consulting company for which Dr. Domanik serves as President and sole stockholder, consulting fees in the amount of $13,615. In January 2008, Dr. Domanik received an award of 100,000 shares of restricted unregistered Common Stock of the Company, valued at $177,735, for services rendered to the Company during 2007. In addition, the Company agreed to reimburse Dr. Domanik for certain taxes payable in connection with such stock award. The value of such tax reimbursement is estimated at $71,265, which payment is expected to be made in 2008.

During 2007, Dr. Domanik was granted two warrants. The first was granted in June 2007 and entitles Dr. Domanik to purchase 30,000 shares of Common Stock at $2.67 per share; the warrant was immediately exercisable and has a term of three years. Dr. Domanik also received a warrant to purchase 5,000 shares of Common Stock in December 2007 at an exercise price of $1.89 per share. Such warrant was immediately exercisable with a term of three years.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding unexercised options, unvested stock, and equity incentive plan awards for each Named Executive Officer outstanding as of the end of the Company’s 2007 fiscal year.

	Option / Warrant Awards						Stock Awards
Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
				Equity					Awards:	Market or
				Incentive					Number of	Payout
				Plan					Unearned	Value of
				Awards:				Market	Shares,	Unearned
	Number of		Number of	Number of			Number of	Value of	Units or	Shares,
	Securities		Securities	Securities			Shares or	Shares or	Other	Units or
	Underlying		Underlying	Underlying			Units of	Units of	Rights	Other
	Unexercised		Unexercised	Unexercised	Option		Stock That	Stock	That	Rights
	Options		Options	Unearned	Exercise	Option	Have Not	That Have	Have Not	That Have
	(#)		(#)	Options	Price	Expiration	Vested	Not Vested	Vested	Not Vested
Name	Exercisable		Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Robert F. McCullough, Jr.	400,000	(1)	—	—	$1.28	9/28/09	—	—	—	—
	25,000	(2)	—	—	$2.60	2/12/10	—	—	—	—
Richard A. Domanik, M.D.	30,000	(3)	—	—	$2.67	6/29/10	—	—	—	—
	5,000	(4)	—	—	$1.89	12/18/10	—	—	—	—
	12,500	(5)	—	—	$1.00	9/17/08	—	—	—	—
Dr. Augusto Ocana	50,000	(6)	—	—	$2.00	1/22/10	—	—	—	—
Floyd Taub, M.D.	—		—	—	—	—	—	—	—	—

(1)	Represents grant of warrants on September 28, 2006 to purchase 400,000 shares of Common Stock at $1.28 per share, vested in full as of January 1, 2007, with a term of three years. Such warrants were amended in November 2006 to permit a cashless exercise.

(2)	Represents grant of warrants on February 12, 2007 to purchase 25,000 shares of Common Stock at $2.60 per share, vested in full immediately, with a term of three years.

(3)	Represents grant of warrants on June 29, 2007 to purchase 30,000 shares of Common Stock at $2.67 per share, vested in full immediately, with a term of three years.

(4)	Represents grant of warrants on December 18, 2007 to purchase 5,000 shares of Common Stock at $1.89 per share, vested in full immediately, with a term of three years.

(5)	Represents grant of warrants on September 17, 2003 to purchase 12,500 shares of Common Stock at $1.00 per share, vested in full immediately, with a term of five years.

(6)	Represents grant of warrants on January 22, 2007 to purchase 50,000 shares of Common Stock at $2.00 per share, vested in full immediately, with a term of three years.

In January 2008, each of Mr. McCullough and Dr. Domanik was also granted a stock bonus of 100,000 shares of restricted, unregistered Common Stock in consideration for services rendered during the 2007 fiscal year. Dr. Taub received a stock award of 10,000 shares of restricted, unregistered Common Stock at the same time for his service as a director during 2007. Such awards were not subject to vesting or any performance conditions but are restricted under applicable securities laws. In each case, the Company agreed to reimburse such recipients for the tax effects of the stock awards. See the “Chief Executive Officer Compensation” and “President and Chief Operating Officer Compensation” sections above for more information.

Warrant grants made to the Company’s executive officers and directors are made outside of the Company’s option plans, and no options have been granted pursuant to the Company’s option plans or otherwise to executive officers or directors in the last two fiscal years. The Company has one option plan, the 1999 Equity Incentive Plan (the “Plan”), which provides for the issuance to consultants, officers, non-employee directors and key employees of up to 2,000,000 shares of Common Stock pursuant to stock options (incentive and non-qualified), restricted stock, stock appreciation rights (“SARs”) and performance shares and units. Grants under the Plan are exercisable at fair market value determined as of the date of grant in accordance with the terms of the Plan. Grants vest to recipients immediately or ratably over periods ranging from two to five years, and expire five to ten years from the date of grant. The Plan became effective on June 1, 1999 and has a term of ten years.

At the Annual Meeting of Stockholders on May 25, 1999, stockholders also approved the 1999 Employee Stock Purchase Plan (the “Purchase Plan”). The Purchase Plan offers employees the opportunity to purchase shares of Common Stock of CytoCore through a payroll deduction plan at 85% of the fair market value of such shares at specified enrollment measurement dates. The aggregate number of shares available for purchase under the plan is 16,000. There was no activity under the Purchase Plan in the 2007 or 2006 fiscal years.

Option Exercises and Stock Vested

The following table sets forth certain information regarding each exercise of stock options, SARS and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments, during the 2007 fiscal year for each of the Named Executive Officers on an aggregated basis.

	Option/Warrant Awards			Stock Awards
	Number of			Number of
	Shares		Value	Shares	Value
	Acquired		Realized	Acquired	Realized
	on Exercise		on Exercise	on Vesting	on Vesting
Name	(#)		($)(1)	(#)	($)

Robert F. McCullough, Jr.	50,579	(2)	$192,202	—	—
Richard A. Domanik, M.D.	5,149		$22,656	—	—
Dr. Augusto Ocana	50,000		$175,000	—	—
Floyd Taub, M.D.	—		—	—	—

(1)	The value realized was calculated based on the closing price of a share of Common Stock on the date of exercise as reported on the OTCBB.

(2)	Includes the exercise of warrants by the MPC Trust, for which Mr. McCullough acts as trustee.

Pension Benefits

The Named Executive Officers received no benefits in fiscal year 2007 from the Company under defined benefit or defined contribution retirement plans other than the Company’s 401(k) tax qualified plan, which is currently inactive.

Nonqualified Deferred Compensation

The Named Executive Officers did not receive any benefits in fiscal year 2007 from the Company under any nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change-in-Control

The Company does not offer or have in place any formal severance, change in control or similar compensation programs for its officers or employees. Rather, the Company individually negotiates with those employees for whom such compensation is deemed necessary.

Mr. McCullough’s employment agreement provides that in the event Mr. McCullough’s employment is terminated without cause, he will be entitled to his salary for the remainder of the term of his employment agreement with the Company, as well as health insurance for himself and his children during such period. The actual value of payments made to Mr. McCullough will depend on the date of his termination without cause and the remainder of his employment term as of the date of such termination. Assuming Mr. McCullough’s employment had been terminated as of December 31, 2007, he would have been entitled to receive $165,000 as salary continuation for the 11 remaining months of his employment agreements and health benefits for himself and his children for 11 months valued at $9,030.

In connection with his resignation as Chief Executive Officer and a director of the Company in July 2007, CytoCore agreed to pay Dr. Ocana $45,000 in satisfaction of all amounts due him, which amount was paid in 2007.

In November 2006, the Board also adopted a plan to grant certain directors warrants upon the acquisition of the Company — see “Compensation of Directors — Director Compensation Arrangements” below.

No other employees received or are entitled to receive any retirement, severance or similar compensation.

Compensation of Directors

The following table sets forth certain information regarding all compensation of directors for the Company’s 2007 fiscal year. Directors who are or were also employees, including Robert F. McCullough, Jr., Floyd Taub, M.D. and Dr. Augusto Ocana, did not receive any compensation for their service as a director while they were employees. For fees due to Dr. Taub for his service as a director while not an employee, see the Summary Compensation Table above. Daniel J. Burns, the Chairman of the Board, also did not receive director fees. Rather, Future Wave Management, for which Mr. Burns is President and sole owner, receives consulting fees from the Company.

								Change in
								Pension
								Value and
								Nonqualified
							Non-Equity	Deferred
	Fees Earned or		Stock		Option		Incentive Plan	Compensation	All Other
	Paid in Cash		Awards		Awards		Compensation	Earnings	Compensation		Total
Name	($)		($)		($)		($)	($)	($)		($)

John Abeles, M.D.	$20,000	(1)	$17,774	(2)	—		—	—	—		$37,774
Daniel J. Burns	—		$177,735	(3)	$109,003	(4)	—	—	$252,299	(5)	$529,037
Alexander Milley	$20,000	(1)	$17,774	(2)	—		—	—	—		$37,774
Clinton H. Severson	$20,000	(1)	$17,774	(2)	—		—	—	—		$37,774

(1)	Represents accrued but unpaid director fees as of December 31, 2007.

(2)	Represents a stock award of 10,000 shares of restricted, unregistered Common Stock awarded on January 23, 2008 for services performed during the 2007 fiscal year. Amount represents the fair market value of the shares on the date of grant using a 10-day trading average, which average closing price was $2.09, less a 15% discount. The Company has agreed to reimburse the recipients for the taxes incurred in connection with such stock award; the estimated amount of such reimbursement is $7,227, which payment is expected to be made in 2009.

(3)	Represents a stock award of 100,000 shares of restricted, unregistered Common Stock awarded on January 23, 2008 for services performed during the 2007 fiscal year. Amount represents the fair market value of the shares on the date of grant using a 10-day trading average, which average closing price was $2.09, less a 15% discount. The Company has agreed to reimburse the recipient for the taxes incurred in connection with such stock award; the estimated amount of such reimbursement is $71,265, which payment is expected to be made in 2009.

(4)	Represents warrants to purchase 25,000 shares of Common Stock at $2.60 per share that were awarded on February 12, 2007, were immediately fully exercisable, and expire three years from the date of grant. Such warrants were awarded to Future Wave Management for services rendered under its consulting agreement with the Company. The dollar amount presented represents the aggregate fair value of such award on the date of grant. The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of zero, expected volatility of 120%, risk-free interest rate of 4.25%, and expected life of 1.5 years.

(5)	Includes (a) $175,299 paid to Future Wave Management as consulting fees and reimbursed expenses for business consulting services performed during 2007, and (b) $77,000 in tax reimbursement paid to Mr. Burns in 2007 for a stock award made in 2006. See also “Certain Relationships and Related Transactions” above for a description of warrants exercised by Mr. Burns at a reduced exercise price.

Director Compensation Arrangements

In November 2006, the Board of Directors approved Board compensation for each director at the rate of $5,000 per quarter effective January 1, 2007. All outside directors are entitled to receive warrants to purchase 25,000 shares of the Company’s Common Stock when the Company’s revenues reach $20 million and another 25,000 shares of Common Stock when revenues reach $50 million. The exercise price of such warrants will be at a 33% discount to the average trading price of the Common Stock during the 45 days prior to the date the Company achieves each revenue milestone.

All outside directors will also receive, upon the acquisition of the Company, as follows: (1) warrants to purchase 62,500 shares of Common Stock at $2.50 per share if the Company is acquired for more than $10.00 per share; (2) warrants to purchase 87,500 shares of Common Stock at $5.00 per share if the Company is acquired for more than $20.00 per share; and (3) warrants to purchase 125,000 shares of Common Stock at $7.50 per share if the Company is acquired for more than $30.00 per share.

In November 2006 the Board also approved an arrangement whereby the Company is obligated to reimburse Mr. McCullough, Dr. Abeles, Mr. Milley, and Dr. Weissberg for certain tax effects in connection with the exercise of warrants issued to such individuals in September 2006. The Company will be obligated to pay to each individual 39% of the taxable value of such warrants when exercised, payable within three months of such exercise, such payment to occur only if the Company is acquired or certain other conditions are met. At the same time, the Board of Directors approved amendments to all existing warrant agreements between the Company and its then-current Board members, as well as former directors and employees, such amendment to permit all such holders to exercise all such warrants on a cashless basis.

In addition, in November 2006 CytoCore agreed that it would be responsible for certain tax effects in connection with shares of the Company’s Common Stock issued to Mr. Burns as compensation for services rendered. The Company was obligated to pay a percentage of the taxable value of such shares, and paid $77,000 in 2007 in satisfaction of this obligation (which amount represented 22% of the taxable value of the shares when sold).

The Company also reimburses directors for reasonable expenses incurred in connection with their attendance at meetings of the Board of Directors. For information relating to shares of the Company owned by each of the directors, see “Security Ownership of Certain Beneficial Owners and Management” above. For information concerning the compensation of directors who are or were also officers of the Company, see the “Summary Compensation Table” and accompanying narrative disclosure above.

Other Equity Awards

In addition to the amounts shown above, each of Dr. Abeles and Mr. Milley is the holder of options and warrants to purchase an aggregate 87,500 shares of the Company’s Common Stock. Of such amount, warrants representing the right to purchase 62,500 shares were granted in September 2006 at an exercise price of $2.00 per share with immediate full vesting and a term of five years, and non-statutory options representing the right to purchase 25,000 shares were granted in January 2004 at an exercise price of $2.00 per share with immediate full vesting and a term of five years. Mr. Burns is the holder of a warrant to purchase 125,000 shares of the Company’s Common Stock issued in connection with his participation in the Company’s private placement in the first quarter of 2008. Such warrants are immediately exercisable at $2.00 per share with a term of three years. Dr. Weissberg also participated in the private placement and received three-year warrants exercisable at $2.00 per share to purchase 12,500 shares. For information on warrants and other rights to purchase shares of Common Stock held by the Company’s employee-directors and by entities affiliated with the Company’s directors, see “Outstanding Equity Awards at Fiscal Year-End” and “Certain Relationships and Related Party Transactions” above.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

LJ Soldinger Associates LLC (“LJSA”) has been selected as the Company’s independent registered public accounting firm for the current fiscal year. A representative of LJSA is not expected to be present at the Meeting.

Amper, Politziner & Mattia PC (“Amper”) served as the Company’s independent registered public accounting firm from May 2006 until its dismissal on June 29, 2007. On July 2, 2007, the Company appointed LJSA as its independent registered public accounting firm to audit the Company’s financial statements and to perform reviews of interim financial statements. The change in accounting firms was recommended and approved by the Audit Committee.

The report of Amper on the Company’s financial statements as of and for the fiscal year ended December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except for the uncertainty that the Company had recurring losses from operations and as a result was dependent upon access to additional external financing, which raised substantial doubt about the Company’s ability to continue as a going concern.

In connection with its audit for the fiscal year ended December 31, 2006 and through June 29, 2007, there were no disagreements with Amper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Amper, would have caused Amper to make reference to such matters in its report on the financial statements for such year.

During the year ended December 31, 2006, and in the subsequent interim periods preceding the dismissal of Amper, the Company did not have any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K, except for the material weaknesses in internal control over financial reporting as described below. In connection with its audit of the Company’s financial statements for the year ended December 31, 2006, Amper brought to the Company’s attention and advised and discussed with the Audit Committee certain material weaknesses identified as follows:

1. The Company had insufficient resources and an insufficient level of monitoring and oversight, which may restrict the Company’s ability to gather, analyze and report information relative to the financial statements in a timely manner, including insufficient documentation and review of the selection and application of generally accepted accounting principles to significant non-routine transactions. In addition, the limited size of the accounting department makes it impractical to achieve an optimum segregation of duties.

2. The Company had an insufficient level of monitoring and oversight controls for contracts and agreements. This may restrict the Company’s ability to gather, analyze and report information relative to the financial statements in a timely manner, including insufficient documentation and review of the selection and application of generally accepted accounting principles to significant non-routine transactions.

3. The Company had insufficient resources, tools and expertise to properly value equity instruments in accordance with generally accepted accounting principles.

4. The Company did not have the needed expertise in house to appropriately handle all tax related matters and related accounting treatment.

5. The Company’s accounting package had very limited controls built into the software and allowed data to be easily modified, added or deleted without a detailed audit trail.

The Company authorized Amper to respond fully to the inquiries of its successor accountant concerning the subject matter of the items discussed above. The Company requested that Amper furnish it with a letter addressed to the SEC stating whether or not it agreed with the above statements. A copy of such letter, dated July 5, 2007, was filed as Exhibit 16 to the Form 8-K filed by the Company on July 5, 2007 reporting Amper’s dismissal.

Altschuler, Melvoin and Glasser LLP (“AMG”) served as the Company’s independent registered public accounting firm from April 2003 until its resignation on May 10, 2006. The report of AMG on the Company’s consolidated financial statements for fiscal 2005 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the opinion contained a “going concern” explanatory paragraph. The report of AMG on the consolidated financial statements for fiscal 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the opinion contained a “going concern” explanatory paragraph and a disclaimer of opinion on the financial statements for the year ended December 31, 2003 of Samba Technologies, SARL, a wholly-owned subsidiary of the Company, which statements were audited by other auditors.

In connection with its audits for the then two most recent fiscal years and through May 10, 2006, there were no disagreements with AMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of AMG would have caused the firm to make reference thereto in its report on the financial statements for such years.

The Company requested that AMG furnish it with a letter addressed to the SEC stating whether or not it agreed with the above statements. A copy of such letter, dated May 15, 2006, was filed as Exhibit 16 to the Form 8-K filed by the Company on May 16, 2006 reporting AMG’s resignation.

AMG had a relationship with American Express Tax and Business Services, Inc. (“TBS”) from which it leased auditing staff who were full-time, permanent employees of TBS and through which its partners provided non-audit services. As a result of this arrangement, AMG had no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of AMG. Effective October 1, 2005, TBS was acquired by RSM McGladrey, Inc. (“RSM”) and AMG’s relationship with TBS was replaced with a similar relationship with RSM. AMG managed and supervised the audit and audit staff, and was exclusively responsible for the opinion rendered in connection with its examination.

Neither the Company nor anyone acting on its behalf consulted LJSA or Amper regarding either (1) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered by the accounting firm on the Company’s financial statements and either written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (2) any matter that was the subject of disagreement or reportable event, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K.

Fees

The following table presents fees for professional services rendered by LJ Soldinger Associates LLC and Amper, Politziner & Mattia PC for the fiscal years 2007 and 2006, respectively:

Services Performed	2007	2006

Audit Fees(1)	$200,000	$235,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$200,000	$235,000

(1)	Audit fees represent fees billed for professional services provided in connection with the audit of the Company’s annual financial statements, reviews of its quarterly financial statements, audit services provided in connection with statutory and regulatory filings for those years and audit services provided in connection with securities registration and/or other issues resulting from that process.

(2)	Audit-related fees represent fees billed primarily for assurance and related services reasonably related to securities registration and/or other issues resulting from that process.

(3)	Tax fees principally represent fees billed for tax preparation, tax advice and tax planning services.

(4)	All other fees principally would include fees billed for products and services provided by the accountant, other than the services reported under the three captions above.

Pre-Approval Policies

As required by applicable law, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. In connection with such responsibilities, the Audit Committee is required, and it is the Audit Committee’s policy, to pre-approve the audit and permissible non-audit services (both the type and amount) performed by the Company’s independent registered public accounting firm in order to ensure that the provision of such services does not impair the firm’s independence, in appearance or fact.

The Audit Committee pre-approved all audit and permissible non-audit services provided to the Company during fiscal 2007.

ADDITIONAL INFORMATION

Transaction of Other Business

The Board of Directors knows of no other business that will be presented for consideration at the Meeting other than that described above. If any other business should come before the Meeting, however, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Stockholder Proposals for 2009 Annual Meeting

In order to be eligible for inclusion in the Company’s proxy materials for the next annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received by the Company no later than February 17, 2009. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

In order for a matter to be properly brought before a meeting but not presented in the Company’s proxy statement for such meeting, a stockholder must comply with the provisions of the Company’s By-laws regarding annual meeting agenda items. Specifically, the By-laws provide that for business to be properly brought before any annual meeting by a stockholder, the stockholder must deliver written notice to, or mail such written notice so that it is received by, the Secretary of the Corporation at the principal executive offices of the Company not less than

60 days prior to the first anniversary of the date of the mailing of the notice of the previous year’s annual meeting of stockholders, or April 18, 2009. If, however, no annual meeting of stockholders was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, to be timely the stockholder’s notice must be so delivered, or mailed and received, not later than the close of business on the later of (a) the 60th day prior to such annual meeting or (b) the 10th day following the day on which the date of the meeting has been first “publicly disclosed” by the Company. “Publicly disclosed” or “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by the Company with the SEC.

Any stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and address, as they appear on the Company’s books, of the stockholder proposing such business;

•	the class and number of shares of the Company which are beneficially owned by the stockholder; and

•	any material interest of the stockholder in such business.

Solicitations

The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by letter, telephone, facsimile or e-mail without additional compensation. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold voting securities and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with their distribution of Company proxy materials.

Annual Report on Form 10-KSB (as amended)

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2007 (AS AMENDED), WHICH CONTAINS FINANCIAL STATEMENTS AND OTHER INFORMATION OF INTEREST TO STOCKHOLDERS, ACCOMPANIES THIS PROXY STATEMENT. STOCKHOLDERS MAY, UPON WRITTEN REQUEST AND UPON PAYMENT OF A REASONABLE FEE, ALSO OBTAIN COPIES OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-KSB (AS AMENDED) FOR THE YEAR ENDED DECEMBER 31, 2007. REQUESTS SHOULD BE MADE IN WRITING TO: CYTOCORE, INC., 414 NORTH ORLEANS STREET, SUITE 510, CHICAGO, ILLINOIS 60610, ATTENTION: CHIEF FINANCIAL OFFICER.

By Order of the Board of Directors

Robert F. McCullough, Jr.
Chief Executive Officer, Chief Financial Officer and Director

APPENDIX A

CYTOCORE, INC.

COMPENSATION COMMITTEE CHARTER
(As adopted on May 13, 2008)

Purpose and Goals

The Compensation Committee (the “Committee”) is appointed by the Board of Directors of the Company (the “Board”) to assist the Board with its responsibilities relating to compensation of the Company’s officers and directors and the development and administration of the Company’s compensation plans. The Committee has overall responsibility for evaluating and providing recommendations with respect to the compensation plans, policies and benefit programs for the Company. The goal of the Committee is to provide input, consultation, review and to recommend compensation programs that achieve the strategic goals and objectives of the Company, attract and retain key executives critical to the success of the Company, and align executive officers’ interests with the success of the Company.

Membership

The Committee shall be comprised of one or more members of the Board of Directors, each of whom shall be a “non-employee director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

The members of the Committee shall be appointed upon the recommendation of the Nominating and Corporate Governance Committee (the “Governance Committee”), and shall serve until the earlier of his or her resignation or removal or the election and qualification of such member’s successor. The Governance Committee shall designate one member of the Committee as Chairperson. Vacancies on the Committee shall be filled by a majority vote of the Governance Committee, and no member of the Committee shall be removed except by a majority vote of the Governance Committee.

Meetings and Operation

The Committee shall meet at least one time each fiscal year or more frequently as it may determine advisable in light of its responsibilities as set forth in this Charter. The Committee Chairperson shall preside, when present, over all meetings of the Committee and shall set the agenda for each meeting. Meetings of the Committee may be called by the Chairperson, the Chief Executive Officer, the Chief Financial Officer or any two or more members of the Committee.

The Committee may request any officer or employee of the Company, outside counsel or consultants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall have sole authority for and may retain compensation consultants as the Committee deems appropriate to assist the Committee with the performance of its duties and responsibilities under this Charter, including sole authority to approve the fees and other retention terms for such consultants.

The Committee shall determine its own rules of procedure, which shall be consistent with the by-laws of the Company and this Charter. A majority of the Committee shall constitute a quorum for the transaction of business, and the action by a majority of those present at a meeting at which a quorum is present shall be the act of the Committee. The Committee may meet by telephone or video conference and may act by written consent.

The Committee may form and delegate authority to subcommittees (consisting of one or more persons) when appropriate. Any such subcommittee shall report on its activities to the full Committee at its next meeting.

The Committee shall operate in compliance with all applicable requirements for compensation and stock option committees and any other applicable laws and regulations, including those of the U.S. Securities and Exchange Commission (the “SEC”).

Authority and Responsibilities

In carrying out its purpose, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no “blueprint” to be followed by the Committee in carrying out its purpose, the following should be considered within the responsibility and authority of the Committee:

•	Compensation Strategy. Advise and provide guidance with respect to the compensation strategy and philosophy of the Company to meet the Company’s compensation goals and objectives.

•	Executive Compensation.

•	Evaluate and provide recommendations regarding executive compensation programs tied to the strategic and financial objectives of the Company and which will motivate executives by tying their compensation to the Company’s performance and returns to stockholders.

•	Review and provide input on the goals and objectives relevant to the compensation of the Chief Executive Officer of the Company. As part of the determination of the Chief Executive Officer’s compensation, the Committee shall, after receiving input from the Board, annually evaluate the Chief Executive Officer’s performance in light of corporate goals and objectives and recommend to the independent directors of the full Board the CEO’s compensation (including but not limited to base salary, bonus, stock and/or stock option grants) and other material terms of employment based on this evaluation.

•	Annually review and recommend to the independent directors of the full Board, for each senior management team member of the Company:

1. corporate goals and objectives relevant to executive compensation,

2. compensation levels and the mix of compensation instruments, including short-term and long-term incentive awards (and in making this determination, the Committee shall consider the Company’s performance and relative shareholder return, the value of similar compensation instruments at comparable companies, and the value of awards to such executive in past years),

3. the annual base salary level,

4. the annual bonus opportunity level,

5. the long-term incentive opportunity level,

6. employment and consulting agreements, severance arrangements, and change in control agreements/provisions as, when and if appropriate, and

7. any special or supplemental benefits, including perquisites.

•	Director Compensation. Annually evaluate the appropriate level and form of compensation for members of the Board and committees of the Board, and recommend changes to the Board when appropriate.

•	General Compensation Programs. Monitor, review and provide guidance with respect to general compensation strategies and programs, including equity incentives and benefit programs, applicable to the Company’s employees.

•	Proxy Statement Disclosure. Assist in the preparation of required disclosure regarding executive compensation as required to be included in the Company’s proxy statement (and annual report, if necessary) in accordance with SEC rules and regulations.

•	Plans and Policies. Review and make recommendations to the Board and the shareholders regarding existing and proposed equity-based and incentive plans and administer or approve the administration of such plans, including with respect to the grant or award of options or stock thereunder. Determine the Company’s policy regarding deductibility of compensation under Section 162(m) of the Internal Revenue Code. Determine whether the Company has established an appropriate governance structure for the employee benefit plans of the Company and its affiliates.

•	Records. Keep a record of its actions and proceedings.

•	Reports to the Board. Regularly report its activities to the Board in such manner and at such times as the Committee deems appropriate.

•	Review Charter. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Nominating and Corporate Governance Committee and the Board.

•	Miscellaneous. Perform any other activities consistent with the Company’s charter, by-laws and applicable law, as well as this Charter, as the Committee deems appropriate or as requested by the Board.

APPENDIX B

CYTOCORE, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
(As adopted on May 13, 2008)

Purpose and Goals

The primary function of the Nominating and Corporate Governance Committee (the “Committee”) shall be to assist the Board of Directors (the “Board”) in fulfilling its responsibilities by: reviewing and making recommendations to the Board regarding the Board’s size, structure and composition; establishing criteria for Board membership; identifying and evaluating candidates qualified to become members of the Board, including candidates proposed by stockholders; selecting, or recommending to the Board for selection, director nominees to be presented for approval at the annual meeting of stockholders and to fill vacancies on the Board; evaluating Company policies relating to the recruitment of Board members; developing and recommending to the Board corporate governance policies and practices applicable to the Company; monitoring compliance with the Company’s Code of Ethics; and handling such other matters as the Board or Committee deems appropriate. The Committee’s goal is to contribute to the effective representation of the Company’s stockholders and play a leadership role in shaping the Company’s corporate governance.

Composition

The Committee shall consist of one or more directors, each of whom shall satisfy the definition of “independent director” set forth in applicable rules and regulations. Committee members will be appointed by the Board and shall serve until their successors are duly elected and qualified or until their earlier resignation or removal. Committee members may be removed by the Board in its discretion. The Committee’s chairperson shall be selected by the Board or, if no such individual is selected, by the vote of a majority of the full Committee.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees as it deems appropriate, provided that any such subcommittee also satisfies all applicable independence and other regulatory requirements.

Meetings, Advisors and Reports

The Committee shall meet, either in person or telephonically, as often as its members deem necessary to perform its responsibilities and fulfill its duties, provided that the Committee meet at least once a year.

The Committee shall have the authority to retain advisors (internal and external), including but not limited to third party search firms, to identify and assist in the evaluation of director candidates; the Committee shall also have the authority to terminate any such engagement and set the terms and fees therefor. The Company will provide for appropriate funding, as the Committee determines, for the payment of compensation for any such advisor.

The Committee will make regular reports to the Board and propose any action to the Board as it deems necessary.

The Committee will review and reassess the adequacy of this Charter periodically and recommend any proposed changes to the Board for approval. The Committee shall also annually evaluate its own performance.

Authority and Responsibilities

The Committee shall:

•	Develop and recommend to the Board criteria for the selection of individuals to be considered as candidates for election to the Board. Criteria that shall be used in connection with selecting director candidates shall include the candidate’s independence, as well as knowledge, experience and achievement, such that the Board reflects a broad range of talents, ages, skills and expertise.

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•	Actively seek and identify individuals qualified to become members of the Board.

•	Review and evaluate director candidates, including candidates submitted by stockholders, and implement the Company’s policies and procedures with respect to stockholder nominations.

•	Select, or recommend for the Board’s selection by a majority of independent directors, nominees for directors to be presented for stockholder approval at the annual meeting of stockholders.

•	As necessary, select, or recommend to the Board for selection by a majority of independent directors, director nominees to fill vacancies on the Board.

•	Advise the Board on committee member qualifications, appointments and removals (taking into account the functions of each committee and the qualifications of Board members), committee structure and operations, and committee reporting to the Board.

•	Develop policies and make recommendations to the Board regarding the size, structure and composition of the Board.

•	Oversee the evaluation of the Board and its committees, which may include developing and recommending an annual self-evaluation process.

•	Develop and recommend to the Board corporate governance policies and practices applicable to the Company, and monitor and review such guidelines at least annually and recommend changes deemed necessary or appropriate by the Committee.

•	Monitor compliance with the Company’s Code of Ethics, and review such code and recommend any changes deemed necessary or appropriate by the Committee.

•	Generally advise the Board, as a whole, on corporate governance matters and perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee and/or the Board deems appropriate.

Disclosure

The Company will make available this Charter on its website at www.cytocoreinc.com.

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PROXY PROXY CytoCore, Inc. Common Stock Common Stock 414 North Orleans, Suite 510 Chicago, IL 60610 For the Annual Meeting of Stockholders July 17, 2008 The undersigned stockholder of CytoCore, Inc. hereby appoints Robert F. McCullough, Jr. and Richard A. Domanik and each of them, attorneys, agents and proxies, with full power of substitution to each, to vote all of the shares of Common Stock, $.001 par value, the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, July 17, 2008 at 10:00 a.m. (local time) at the Holiday Inn Chicago Mart Plaza, 350 West Mart Center Drive, Chicago, Illinois, 60654, and at any adjournments thereof, in the manner indicated herein and in their discretion on any other business which may properly come before said meeting, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged. THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL LISTED. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE. (Continued and to be marked, dated and signed, on the other side) Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE You can now access your CytoCore, Inc. account online. Access your CytoCore, Inc. shareholder account online via Investor ServiceDirect® (ISD). LaSalle Bank, N.A., Transfer Agent for CytoCore, Inc., now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form • Establish/change your PIN Visit us on the web at http://www.lasalleshareholderservices.com ****TRY IT OUT**** www.lasalleshareholderservices.com/isd/ Investor ServiceDirect® Available 24 hours per day, 7 days per week

Mark Here for Address Change or Comments PLEASE SEE REVERSE SIDE Please mark your votes like this in blue or black ink. 1. Election of seven (7) directors to serve until the next annual meeting of In their discretion, the proxy holders are authorized to vote upon such other business as may stockholders and until their successors are duly elected and qualified. properly come before the meeting or any adjournments thereof, if such business was not known to Nominees: FOR WITHHOLD FOR ALL the Board of Directors prior to the solicitation of this proxy. 01 John H. Abeles, M.D. ALL ALL EXCEPT 02 Daniel J. Burns 03 Phillip Bradley Hall, M.D. 04 Robert F. McCullough, Jr. 05 Alexander M. Milley 06 Clinton H. Severson 07 David J. Weissberg, M.D. (Instructions: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) above.) Signature Signature Date Please sign exactly as name(s) appear hereon. Please sign, date and return the proxy promptly in the enclosed envelope. When signing as attorney, administrator, trustee, or guardian, please give full title. If the signature is for a corporation, please sign in full corporate name by an authorized officer. If the shares are registered in more than one name, all holders must sign. FOLD AND DETACH HERE Your vote is important! Please sign, date and return the Proxy promptly in the enclosed envelope. Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.lasalleshareholderservices.com/isd/ where step-by-step instructions will prompt you through enrollment.

PROXY CytoCore, Inc. PROXY Series E 414 North Orleans, Suite 510 Series E Convertible Convertible Chicago, IL 60610 Preferred Stock Preferred Stock For the Annual Meeting of Stockholders July 17, 2008 The undersigned stockhold er of CytoCore, n I c. hereby appoints Robert F. McCullough, Jr. and Richard A. Domanik and each of them, attorneys, agents and proxies, with full power of substitution to each, to vote all of the shares of Series E Convertib le Preferred Stock, $.001 par value, the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, July 17, 2008 at 10:00 a.m. (local time) at the Holi day Inn Chicago Mart Pla za, 350 West Mart Center Driv e, Chicago, Illinois, 60654, and at any adjournments thereof, in the manner indicated herein and in their dis cretio n on any other business which may properly come before said meeting, all in accordance with and as more ful y describ ed in the Notice and accompanying Proxy Statement for said meeting, receipt of which s i hereby acknowledged. THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL LISTED. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE. (Continued and to be marked, dated and signed, on the other side) Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE You can now access your CytoCore, Inc. account online. Access your CytoCore, Inc. shareholder account online via Investor ServiceDirect® (ISD). LaSalle Bank, N.A., Transfer Agent for CytoCore, Inc., now makes it easy and convenie nt to get current in formation on your shareholder account. • View account status • View payment his tory for dividends • View certif ic ate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form • Establish/change your PIN Visit us on the web at http://www.lasalleshareholderservices.com ****TRY IT OUT**** www.la sal esharehold erservices.com/isd/ Investor ServiceDirect® Available 24 hours per day, 7 days per week

Mark Here for Address Change or Comments PLEASE SEE REVERSE SIDE Pe l ase mark your votes il ke this in blu e or bla ck in k. X 1. Election of seven (7) directors to serve until the next annual meeting of In their discretion, the proxy holders are authorized to vote upon such other business as may stockholders and until their successors are duly elected and qualified. properly come before the meeting or any adjournments thereof, f i such business was not known to the Board of Directors prior to the solicitation of this proxy. Nominees: FOR WITHHOLD FOR ALL 01 John H. Abeles, M.D. ALL ALL EXCEPT 02 Daniel J. Burns 03 Phillip Bradley Hall, M.D. 04 Robert F. McCullough, Jr. 05 Alexander M. Milley 06 Clinton H. Severson 07 David J. Weissberg, M.D. (Instructio ns: To withhold authorit y to vote for any n i divid ual nominee(s), write the name(s) of the nominee(s) above.) Signature Signature Date Please sign exactly as name(s) appear hereon. Please sign, date and return the proxy promptly in the enclosed envelope. When signing as attorney, administrator, trustee, or guardian, please give full title. If the signature is for a corporation, please sign in full corporate name by an authorized officer. If the shares are registered in more than one name, all holders must sign. FOLD AND DETACH HERE Your vote is important! Please sign, date and return the Proxy promptly n i the enclosed envelo pe. Choose MLinkSM for fast, easy and secure 24/7 onlin e access to your future proxy materials, n i vestment pla n statements, tax documents and more. Simply lo g on to Investor ServiceDirect® at www.lasalleshareholderservices.com/isd/ where step-by-step instructio ns will prompt you through enrol ment.